PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

      Filed by the registrant|X|
      Filed by a party other than the registrant |_|

      Check the appropriate box:
      |_| Preliminary proxy statement
      |X| Definitive proxy statement
      |_| Definitive additional materials
      |_| Soliciting material pursuant to Rule a-11(c) or Rule 14a-12

                                 MediaBay, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
      |X|   No fee required.
      |_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.
            (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

            (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

--------------------------------------------------------------------------------

            (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

            (5) Total Fee Paid:

--------------------------------------------------------------------------------

      |_| Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

--------------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      (3) Filing party:

--------------------------------------------------------------------------------

      (4) Date filed:

--------------------------------------------------------------------------------

                                 MediaBay, Inc.
                         2 Ridgedale Avenue - Suite 300
                         Cedar Knolls, New Jersey 07927

                                November 16, 2004

Dear Shareholders:

      You are cordially invited to attend the Annual Meeting of Shareholders of MediaBay, Inc. (the "Company") which will be held on December 15, 2004 at 9:00 A.M. local time at the Company's offices located at 2 Ridgedale Avenue - Suite 300, Cedar Knolls, New Jersey 07927.

      The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

      Your Board of Directors unanimously believes that the election of the nominees specified in the Proxy Statement as directors, the proposal to approve the 2004 Stock Incentive Plan, the proposal to amend the Company's Articles of Incorporation to change the Company's name to Soundbytes Media Corporation and the proposal to amend the Company's Articles of Incorporation to effect a reverse split of the Company's issued and outstanding shares of common stock are in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" the election of the nominees and the proposals on the enclosed proxy card.

      Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place, New York, New York, 10004.

      Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting and appreciate your continued support.

                                Sincerely yours,

                                Joseph R. Rosetti
                                Chairman

                                 MEDIABAY, INC.
                         2 RIDGEDALE AVENUE - SUITE 300
                         CEDAR KNOLLS, NEW JERSEY 07927

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON WEDNESDAY, DECEMBER 15, 2004

                                   ----------

To the Shareholders of MEDIABAY, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Shareholders of MediaBay, Inc. (the "Company") will be held on December 15, 2004, at 9:00 A.M. local time at the Company's offices located at 2 Ridgedale Avenue - Suite 300 Cedar Knolls, New Jersey 07927, for the following purposes:

      1. TO ELECT THREE CLASS I DIRECTORS TO HOLD OFFICE UNTIL THE 2007 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED;

      2. TO CONSIDER AND VOTE UPON A PROPOSAL TO APPROVE THE COMPANY'S 2004 STOCK INCENTIVE PLAN;

      3. TO CONSIDER AND VOTE UPON A PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO SOUNDBYTES MEDIA CORPORATION;

      4. TO CONSIDER AND VOTE UPON A PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK; AND

      5. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

      Only shareholders of record at the close of business on November 1, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                       By Order of the Board of Directors,

                                       Joseph R. Rosetti
                                       Chairman

November 16, 2004

                                 MEDIABAY, INC.
                         2 RIDGEDALE AVENUE - SUITE 300
                         CEDAR KNOLLS, NEW JERSEY 07927

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON WEDNESDAY, DECEMBER 15, 2004

      This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of MediaBay, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, December 15, 2004 including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

      Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about November 18, 2004.

      Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

      The address and telephone number of the principal executive offices of the Company are: 2 Ridgedale Avenue - Suite 300, Cedar Knolls, New Jersey 07927, Telephone No.: (973) 539-9528.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      Only shareholders of record at the close of business on November 1, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 22,288,624 shares of the Company's Common Stock, no par value (the "Common Stock"), 25,000 shares of the Company's Series A Preferred Stock, no par value (the "Series A Preferred Shares"), 3,350 shares of Series B Preferred Stock, no par value (the "Series B Preferred Shares") and 43,527 shares of Series C Preferred Stock, no par value (the "Series C Preferred Stock"). Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting, each Series A Preferred Share entitles the holder to approximately 57.14 votes on each matter submitted to a vote at the Annual Meeting and each Series C Preferred Share entitles the holder to approximately 128.21 votes on each matter submitted for a vote at the Annual Meeting. Accordingly, the holders of the Series A Preferred Shares are entitled to an aggregate of 1,428,571 votes and the Series C Preferred Shares are entitled to an aggregate of 5,580,384 votes. Holders of the Series A Preferred Shares and Series C Preferred Shares vote together with the holders of the Common Stock as a single class on all actions to be voted on by the Company's shareholders. The holders of Series B Shares do not have any vote rights, except as required by law, and, accordingly, are not entitled to vote on the election of directors on the Proposal.

                     VOTING PROCEDURES AND PROXY INFORMATION

      The Class I directors will be elected by the affirmative vote of a plurality of the votes represented by the shares of Common Stock, Series A Preferred Shares and Series C Preferred Shares present in person or represented by proxy at the Annual Meeting voting as a single class, provided a quorum exists. A quorum is established if, as of the Record Date, at least a majority of the outstanding shares of Common Stock, Series A Preferred Shares and Series C Preferred Shares are present in person or represented by proxy at the Annual Meeting. The proposed amendments to the Company's Articles of Incorporation (Proposals II and III) will be decided by the affirmative vote of a majority of
(i) the shares of Common Stock outstanding on the Record Date and (ii) a majority of the votes represented by outstanding shares of Common Stock, Series A Preferred Shares and Series C Preferred Shares on the Record Date. All other matters at the meeting, including, but not limited to, the proposal to approve the Company's 2004 Stock Incentive Plan, will be decided by the affirmative vote of a majority of the shares of Common Stock, Series A Preferred Shares and Series C Preferred Shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter voting as a single class, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

      In accordance with Florida law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Broker non-votes will have no legal effect on the election of directors and Proposal I, but will have the same legal effect as a vote "against" Proposals II and III.

      The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

      The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company.

      The Company has retained Innisfree M&A Incorporated to aid in the solicitation of proxies and to verify records relating to the solicitors. Innisfree will receive an engagement fee of $6,500 and reimbursement of expenses.

      Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

                              ELECTION OF DIRECTORS

      The Company's By-Laws provide that the Board of Directors of the Company is divided into three classes (Class I, Class II and Class III). At each Annual Meeting of Shareholders, directors constituting one class are elected for a three-year term. At this year's Annual Meeting of Shareholders, three (3) Class I directors will be elected to hold office for a term expiring at the Annual Meeting of Shareholders to be held in 2007. It is the intention of the Board of Directors to nominate Joseph R. Rosetti, Paul Ehrlich and Stephen Yarvis as Class I directors. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

      At this year's Annual Meeting of Shareholders, the proxies granted by shareholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event either or both of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors that he will be available to serve.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SPECIFIED BELOW.

      The following information is with respect to the nominees for election at this Annual Meeting of Shareholders:

                                CLASS I DIRECTORS
                                 (To be Elected)
                           (New Term Expires in 2007)

      Joseph Rosetti, 70, was appointed Chairman of the Board of Directors of the Company in August 2004. Mr. Rosetti has been a director of the Company since December 2002. Mr. Rosetti is President of SafirRosetti, an investigative and security firm owned by Omnicom Group, Inc. Prior to forming SafirRosetti, Joseph
R. Rosetti was the Vice Chairman of Kroll Associates. As Vice Chairman, he had responsibility for Corporate Security/Crisis Management, which provides industry and professional organizations with preventive measures to combat corporate and financial crimes. From 1971 to 1987 he had worldwide responsibility at IBM for security programs in physical security, investigations, personnel security, trade secret protection, information asset security, real and movable and financial asset security and Department of Defense Security. Mr. Rosetti was a member of the U.S. National Chamber of Commerce Crime Reduction Panel and was Staff Director for the Conference of the National Commission on Criminal Justice Standards and Goals, a member of the private Security Task Force to the National Advisory Committee on Criminal Justice Standards and Goals and Chairman of the American Management Association's Council on Crimes against Business. Prior to joining IBM, Mr. Rosetti was the Northeast Director for the Law Enforcement Assistance Administration of the U.S. Department of Justice and a Special Agent, Group Supervisor, and Special Assistant to the Assistant Commissioner for Compliance in the Intelligence Division, U.S. Treasury Department. Prior to joining the Treasury Department, Mr. Rosetti held the position of Chief Accountant at Marriott Corporation. Mr. Rosetti is a director of GVI Security Solutions, Inc., a publicly-traded company.

      Paul Ehrlich, 61, has been a director of the Company since May 2001. Since August 2000, Mr. Ehrlich has been a partner in Edwards & Topple, LLP, a certified public accounting firm. From 1981 until August 1, 2000, Mr. Ehrlich was shareholder, Tax Specialist, Director of Personal Finance Services at Feldman Sherb & Co., P.C. Mr. Ehrlich has served on the Board of Directors of several companies and is a member of the American Institute of Certified Public Accountants, the New York Society of Certified Public Accountants (appointed committee member), and the International Association of Financial Planning. Mr. Ehrlich received his B.A., a degree in accounting from Queens College and his MBA from Pace University.

      Stephen Yarvis, 67, has been a director of the Company since June 2004. Mr. Yarvis was Senior Vice-President, Government Sales of Revlon Government Sales Inc. from 1995 through 1999. From 1985 through 1995, Mr. Yarvis was employed by the Mennen Division of Colgate-Palmolive Company, most recently as Vice President, Sales Special Markets. From 1983 through 1985, Mr. Yarvis was Vice-President sales, private label wipe products for Nice-Pak Products Prior to joining Nice-Pak, Mr. Yarvis held various positions with Warner Lambert Company and was market research supervisor at Pepsico, Inc. Mr. Yarvis holds an MBA from New York University, and a BA from Hobart College.

      The following information is with respect to incumbent directors in Class II and Class III of the Board of Directors who are not nominees for election at this Annual Meeting of Shareholders:

                               CLASS II DIRECTORS
                             (Term Expires in 2005)

      Jeffrey Dittus, 38, has been Chief Executive Officer and a director of the Company since January 2004. From 1995 through 1998, Mr. Dittus was a senior executive with one of the world's largest direct response marketers, National Media Corporation. While at National Media, Mr. Dittus had direct responsibility for over 300 staff in two different countries, and built a process that streamlined the marketing process in concert with building direct marketing systems that quickly evaluated the profitability of new product launches. After leaving National Media, Mr. Dittus founded IT Capital Limited, a public company based in New Zealand, serving as its Chief Executive Officer until November 2001. Mr. Dittus returned to the United States and, in November 2001 founded a merchant banking firm Kauri Capital, serving as its managing director until January 2004. Mr. Dittus earned a B.S. degree from Pennsylvania State University in Finance and began his career with Philadelphia Bank.

      Paul Neuwirth, 68, has been a director of the Company since June 2004. Mr. Neuwirth is a consultant on client issues and on litigation cases to the international accounting firm Grant Thornton, LLP, where he was a partner from 1969 until his retirement from the firm in 2001. He was Managing Partner of the Philadelphia Office of Grant Thornton from 1976 to 1991 and in charge of service to clients and Litigation Support Services from 1991 to 2001. Mr. Neuwirth was Interim Director of Internal Audit of the Board of Pensions of the Presbyterian Church (U.S.A.) from 2001 through 2003. Since 1979, Mr. Neuwirth has been on the faculty of The Wharton School of the University of Pennsylvania where he teaches graduate and undergraduate courses in Auditing and in International Accounting. A member of the American Institute of CPAs, Mr. Neuwirth was a member and chairman of its Insurance Trust Committee for 12 years. He is a member of the Pennsylvania Institute of CPAs and holds a Bachelor of Business Administration degree from Baruch College of The City University of New York. Mr. Neuwirth is an investor in residential and commercial real estate and a principal in medical service businesses.

                               CLASS III DIRECTORS
                             (Term Expires in 2006)

      John Levy, 49, has been Vice Chairman of the Company since August 2004, Chief Financial Officer of the Company since January 1998 and an employee of the Company since November 1997. Prior to joining the Company, Mr. Levy was Senior Vice President of Tamarix Capital Corporation and had previously served as Chief Financial Officer of both public and private entertainment and consumer goods companies. Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton.

      Richard J. Berman, 61, became a director in June 2003. Mr. Berman has over 30 years of experience in venture capital and mergers and acquisitions. He is currently a Director of International Microcomputer Software, Inc. a publicly traded software company, the Internet Commerce Corporation, a publicly traded Internet supply chain company, NexMed, a publicly traded life sciences company, GVI Security Solutions, Inc., a publicly traded company, and is currently Chairman of the KnowledgeCube Group, a venture capital firm, and Candidate Resources Inc., a leading manager of human resource websites. Mr. Berman started and managed the mergers and acquisitions and private equity groups of Bankers Trust as Senior Vice President. Mr. Berman has also invested in and managed over 20 companies including as Chairman of Prestolite Battery, Inc., Boston Proper and Internet Commerce Corporation. Mr. Berman received his B.S. and M.B. A. in Finance from New York University, a J.D. from Boston College Law School and a degree in International Law from Hague Academy of International Law

EXECUTIVE OFFICER

      The following is information with respect to a Company officer who is not a director or nominee for a director:

      Robert Toro, 40, has been Senior Vice President of Finance of the Company since July 1999, Chief Financial Officer of the Company's Audio Book Club division since November 2001 and an employee since April 1999. Prior to joining the Company, Mr. Toro was Senior Vice President of AM Cosmetics Co. and had previously served in senior financial positions in both public and private entertainment and publishing companies. From 1992 through early 1997, Mr. Toro served in various senior financial positions with Marvel Entertainment Group, Inc., a publicly traded youth entertainment company. Mr. Toro is a Certified Public Accountant with six years of progressive experience with Arthur Andersen where he was employed immediately prior to joining Marvel Entertainment Group.

BOARD MEETINGS

      The Board of Directors held three meetings during the fiscal year ended December 31, 2003. The Board also took action by unanimous written consent in lieu of meetings.

      The Company reimburses directors for reasonable travel expenses incurred in connection with their activities on the Company's behalf, but the Company does not pay directors any fees for Board participation.

Messrs. Neuwirth and Yarvis each receive $1,250 per quarter for attending Board meetings and $1,250 per quarter for attending committee meetings. Paul Ehrlich receives $7,500 per year for serving as a director.

DIRECTOR INDEPENDENCE

      The Board has determined that Messrs. Berman, Ehrlich, Neuwirth and Yarvis meet the director independence requirements of the Marketplace Rules of the National Association of Securities Dealers, Inc. ("NASD") applicable to NASDAQ listed companies.

CODE OF ETHICS AND BUSINESS CONDUCT

      The Company has adopted a Code of Ethics and Business Conduct that applies to its employees, including its senior management, including its Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions. Copies of the Code of Ethics and Business Conduct can be obtained, without charge, upon written request, addressed to: Corporate Secretary, MediaBay, Inc., 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927.

COMMUNICATIONS WITH THE BOARD

      The Board of Directors, through its Nominating Committee, has established a process for shareholders to send communications to the Board of Directors. Shareholders may communicate with the Board of Directors individually or as a group by writing to: The Board of Directors of MediaBay, Inc., c/o Corporate Secretary, 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927. Shareholders should identify their communication as being from a shareholder of the Company. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by a shareholder of the Company before transmitting the communication to the Board of Directors.

CONSIDERATION OF DIRECTOR NOMINEES

      Shareholders of the Company wishing to recommend director candidates to the Nominating Committee must submit their recommendations in writing to the Nominating Committee, c/o Corporate Secretary, 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927.

      The Nominating Committee will consider nominees recommended by the Company's shareholders provided that the recommendation contains sufficient information for the Nominating Committee to assess the suitability of the candidate, including the candidate's qualifications. Candidates recommended by shareholders that comply with these procedures will receive the same consideration that candidates recommended by the Committee receive. The recommendations must also state the name of the shareholder who is submitting the recommendation. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NASD Marketplace Rule 4200, or, alternatively, a statement that the recommended candidate would not be so barred. Each nomination is also required to set forth a representation that the shareholder making the nomination is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission ("SEC") had the nominee been nominated by the Board of Directors; and the consent of each nominee to serve as a director of the Company if so elected. A nomination which does not comply with the above requirements or that is note received by the deadline referred to below will not be considered.

      The qualities and skills sought in prospective members of the board are determined by the Nominating Committee. The Nominating Committee generally requires that director candidates be qualified individuals who, if added to the Board, would require the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Committee in its discretion; (ii) qualities reflecting a proven record of accomplishment and ability to work with others;
(iii) knowledge of the Company's industry; (iv) relevant experience and knowledge of corporate governance practices; and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a Director of the Company.

DEADLINE AND PROCEDURES FOR SUBMITTING BOARD NOMINATIONS

      A shareholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Shareholders to be held in 2005 is required to give written notice containing the required information specified above addressed to the Nominating Committee, c/o Secretary of the Company, MediaBay, Inc., 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 of his or her intention to make such a nomination. The notice of nomination and other required information must be received by the Company's Secretary no later than the latest date upon which shareholder proposals must be submitted to the Company for inclusion in the Company's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders.

      With respect to the deadlines discussed above, if the date of the Annual Meeting of Shareholders to be held in 2005 is advanced by more than thirty days or delayed (other than as a result of adjournment) by more than thirty days from the anniversary of the Annual Meeting held in 2004, a stockholder must submit any such proposal to the Company no later than the close of business on the sixtieth day prior to the date of the 2005 Annual Meeting.

BOARD COMMITTEES

      Audit Committee

      The Company has an Audit Committee of the Board, which is comprised of Messrs. Ehrlich (Chairman), Neuwirth and Yarvis. The Board has determined that each member of the Audit Committee is an "independent director" under the Marketplace Rule of the NASD applicable to NASDAQ listed companies. The Board has determined that Mr. Ehrlich is the Company's financial expert under applicable SEC rules and NASD Marketplace Rules. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audit of the financial statements of the Company and making decisions regarding the engagement of compensation, retention and oversight of independent public accountants for audit and permitted non-audit services. The Audit Committee's specific responsibilities are set forth in its written charter filed as Exhibit A. Mr. Ehrlich received a cash fee of $7,500 for serving as Chairman of the Audit Committee in 2003.

      The Company has a Nominating Committee of the Board which is comprised of Messrs. Yarvis (Chairman) and Berman. The Nominating Committee, among other things, assists the Board in identifying individuals qualified to become Board members and recommends director nominees to the Board for selection. A copy of the charter of the Nominating Committee is attached hereto as Exhibit B.

      The Company has a Compensation Committee of the Board which is comprised of Messrs. Berman (Chairman), Neuwirth and Yarvis. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to compensation of the Company's executive offices.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2004, none of the executive officers of the Company served on the board of directors or the compensation committee of any other entity, any of whose officers serves on the Company's Board of Directors or Compensation Committee.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

      The following table discloses for the fiscal years ended December 31, 2001, 2002 and 2003, compensation paid to Hakan Lindskog and Ronald Celmer, the Company's Chief Executive Officers during 2003, and the next four highly compensated executive officers of the Company whose salary together with any bonus was in excess of $100,000 during the fiscal year ended December 31, 2003 (the "Named Executives").

                           Summary Compensation Table

                                                                           LONG-TERM COMPENSATION
                                             ANNUAL COMPENSATION                   AWARDS
                                         ----------------------------      ----------------------
                                                                           SECURITIES UNDERLYING         ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR     SALARY       BONUS         OPTIONS/SAR'S (#)         COMPENSATION
      ---------------------------        ----     ------       ------      ----------------------      ------------
Ronald Celmer                            2003    $ 85,608   $      --              1,500,000           $        --
Former Chief Executive Officer (1)

Hakan Lindskog                           2003     230,091      25,000                     --           $   131,250
Former Chief Executive Officer (2)       2002     317,187      45,000                200,000                    --
                                         2001     264,063      50,000                175,000                    --

John F. Levy                             2003     190,000      35,705                 60,241                    --
Executive Vice President and Chief       2002     181,414      17,500                 50,000                    --
Financial Officer                        2001     180,000      17,500                     --                    --

Steven M. McLaughlin                     2003     140,417      10,000                 40,000                41,250
Former Executive Vice President and      2002     188,684          --                 10,000                    --
Chief Technology Officer (3)             2001     178,750          --                     --                    --

Robert Toro                              2003     185,000       5,223                216,145                    --
Senior Vice President Finance            2002     176,752      18,500                     --                    --
                                         2001     159,087      17,500                 50,000                    --

Howard Herrick                           2003     175,000      12,500                117,000                    --
Executive Vice President (4)             2002     154,167      15,000                100,000                    --
                                         2001     150,000       30,00                100,000                    --

Carl T. Wolf                             2003     135,000          --                585,000                    --
Chairman (5)                             2002      15,688          --                645,000                    --
                                         2001          --          --                 35,000                    --

(1) Ronald Celmer was employed as Chief Executive Officer of MediaBay, Inc. from August 15, 2003 through January 5, 2004. In connection with the termination of his employment, we paid severance of $56,250 in six semi-monthly payments commencing January 15, 2004.

(2) Hakan Lindskog was employed as Chief Executive Officer of MediaBay, Inc. from January 1, 2003 through August 13, 2003. In connection with the termination of his employment, we agreed to pay severance of $145,833 in semi-monthly payments from August 15, 2003 through January 15, 2004.

(3) Stephen McLaughlin resigned as Executive Vice President and Chief Technology Officer of MediaBay, Inc. on September 15, 2003. In connection with the termination of his employment, we paid severance of $146,667.

(4)   Howard Herrick resigned as Executive Vice President on April 27, 2004.

(5) Carl Wolf became Co-Chairman on November 15, 2002, was named Chairman on May 1, 2003 and resigned on May 27, 2004.

EMPLOYMENT AGREEMENTS

      On January 29, 2004, the Company entered into a 27-month employment agreement with Jeffrey Dittus. The agreement provides for a base annual salary of $250,000 per year. Pursuant to the agreement, the Company granted to Mr. Dittus options to purchase 1,500,000 shares of Common Stock, which have exercise prices and vest as follows:

      Options to Purchase            Exercise Price           Vesting Date
         250,000 shares                  $0.99                 04/30/2004
         250,000 shares                  $0.99                 07/30/2004
         250,000 shares                  $1.55                 01/30/2005
         250,000 shares                  $1.55                 07/30/2005
         250,000 shares                  $1.86                 01/30/2006
         250,000 shares                  $1.86                 04/30/2006

      The Company entered into a two-year employment agreement with Joseph Rosetti effective August 2004. This agreement provides for a monthly salary of $7,500. Pursuant to the agreement, Mr. Rosetti was granted options to purchase 400,000 shares of Common Stock at an exercise price of $0.33 per share.

      The Company entered into a two-year employment agreement with John Levy effective August 2004. The agreement provides for an annual base salary of $190,000, in the first year of the agreement and an annual base compensation of $210,000 in the second year of the agreement, in each case, subject to a 10% increase upon the Company obtaining an aggregate of $12 million of debt or equity financing following the date of the agreement. In the event of termination of employment under circumstances described in the employment agreement, including as a result of a change in control, the Company will be required to provide severance pay equal to the annual salary then in effect for a period of 12 months.

OPTION GRANTS FOR FISCAL 2003

      The following table discloses options granted during the fiscal year ended December 31, 2003 to the Named Executives:

           OPTION/SAR GRANTS IN FISCAL YEAR ENDING DECEMBER 31, 2003:

                                                                                         POTENTIAL REALIZABLE VALUE
                           NUMBER OF       % OF TOTAL                                    AT ASSUMED ANNUAL RATES OF
                            SHARES           OPTIONS                                      STOCK PRICE APPRECIATION
                          UNDERLYING       GRANTED TO       EXERCISE                          FOR OPTION TERM
                           OPTIONS        EMPLOYEES IN        PRICE        EXPIRATION    --------------------------
NAME                        GRANTED        FISCAL YEAR      ($/SHARE)        DATE        5% ($)             10% ($)
----                        -------        -----------      ---------        ----        -------            -------
Ronald Celmer (1)           250,000             8%           $0.80         02/10/2009    $ 48,566          $121,297
                            250,000             8%            0.80         08/10/2009      54,618           136,597
                            250,000             8%            1.00         02/10/2010      10,984           103,426
                            250,000             8%            1.00         08/10/2010      17,349           120,256
                            250,000             8%            1.25         02/10/2011          --            76,269
                            250,000             8%            1.25         08/10/2011          --            94,782

Hakan Lindskog                   --            --            --                   --           --                --

John F. Levy                 60,241             2%            0.85         09/15/2008      14,147            31,261

Howard Herrick               39,000             1%            1.39         12/01/2009      18,800            42,787
                             39,000             1%            1.39         12/01/2009      22,450            52,486
                             39,000             1%            1.39         12/01/2009      26,283            63,156

Steven M. McLaughlin(2)      20,000             1%            1.50         02/15/2009          --             5,077
                             20,000             1%            1.50         02/15/2010          --             8,585
                             10,000            --             1.00         02/15/2005          --                --
Robert Toro                  40,000             1%            1.50         02/15/2005          --                --

                             36,145             1%            0.85         09/15/2008       6,182            15,846
                             60,000             2%            1.02         11/14/2009      14,381            38,716
                             60,000             2%            1.02         11/14/2010      18,160            48,708
Carl Wolf                    60,000             2%            1.02         11/14/2011      22,128            59,698

                            285,000             9%            0.73         08/11/2003      51,158           111,786
                            300,000             9%            1.36         12/04/2008     112,723           249,088

----------
(1)   Mr. Celmer's options were cancelled January 5, 2004.
(2) Mr. McLaughlin resigned September 15, 2003. The 40,000 options scheduled to expire on February 15, 2009 and February 15, 2010 expired on December 15, 2003, 90 days after his resignation.

OPTION EXERCISES AND VALUES FOR FISCAL 2003

      The following table sets forth information concerning the number of options owned by these executives and the value of any in-the-money unexercised options as of December 31, 2003:

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                   NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED OPTIONS       VALUE OF UNEXERCISED IN-THE-MONEY
                                    AT DECEMBER 31, 2003              OPTIONS AT DECEMBER 31, 2003
                              ------------------------------       ---------------------------------
NAME                           EXERCISABLE     UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
----                           -----------     -------------        -----------        -------------
Ronald Celmer (1)                       --         1,500,000                 --                   --
Hakan Lindskog                          --                --                 --                   --
Steven McLaughlin                   58,000                --              8,100                   --
John F. Levy (2)                   150,241           117,000             16,760                   --
Howard Herrick (3)                 600,000           205,000             66,000                   --
Robert Toro                        131,145           285,000             14,036               19,400
Carl T. Wolf (4)                 1,022,500                --            108,950                   --

----------
(1)   Mr. Celmer's options were cancelled January 4, 2004.
(2)   10,000 of Mr. Levy's options expired on January 1, 2004.
(3)   50,000 of Mr. Herrick's options expired on February 9, 2004.
(4)   7,500 of Mr. Wolf's options expired on March 18, 2004.

      The year-end values for unexercised in-the-money options represent the positive difference between the exercise price of such options and the fiscal year-end market value of the common stock. An option is "in-the-money" if the fiscal year-end fair market value of the common stock exceeds the option exercise price. The closing sale price of our common stock on December 31, 2003 as $1.10.

STOCK PLANS

      The Company's 1997 Stock Option Plan provides for the grant of stock options to purchase up to 2,000,000 shares. As of the Record Date, options to purchase an aggregate of 1,993,000 shares of its Common Stock have been granted under the 1997 plan.

      The Company's 1999 Stock Incentive Plan provides for the grant of any or all of the following types of awards: (1) stock options, which may be either incentive stock options or non-qualified stock options, (2) restricted stock,
(3) deferred stock and (4) other stock-based awards. A total of 2,500,000 shares of common stock have been reserved for distribution pursuant to the 1999 Plan. As of the Record Date, options to purchase an aggregate of 2,369,843 shares of Common Stock have been granted under the 1999 Plan.

      The Company's 2000 Stock Incentive Plan provides for the grant of any or all of the following types of awards: (1) stock options, which may be either incentive stock options or non-qualified stock options, (2) restricted stock,
(3) deferred stock and (4) other stock-based awards. A total of 3,500,000 shares of Common Stock have been reserved for distribution pursuant to the 2000 Plan. As of the Record Date, options to purchase an aggregate of 3,123,250 shares of Common Stock have been granted under the 2000 Plan.

      The Company's 2001 Stock Incentive Plan provides for the grant of any or all of the following types of awards: (1) stock options, which may be either incentive stock options or non-qualified stock options, (2) restricted stock,
(3) deferred stock and (4) other stock-based awards. A total of 3,500,000 shares of Common Stock have been reserved for distribution pursuant to the 2001 plan. As of the Record Date, options to purchase 3,417,000 shares of Common Stock have been granted under the 2001 plan.

      As of the Record Date, of the options granted under the plans, options to purchase approximately 4,671,000 shares of Common Stock have been granted to the Company's current officers and directors as follows: Joseph Rosetti - 565,000 shares; Jeffrey Dittus - 2,250,000 shares; John F. Levy - 1,010,241 shares; Robert Toro - 336,145 shares; Richard Berman - 200,000 shares; Paul D. Ehrlich - 160,000 shares; Paul Neuwirth 75,000 shares; and Stephen Yarvis - 75,000 shares.

REPORT ON EXECUTIVE COMPENSATION

      Except as set forth below, compensation of the Company's executive officers for the fiscal year ended December 31, 2003 was determined by the Board of Directors. There is no formal compensation policy for the Company's executive officers.

      Total compensation for executive officers consists of a combination of salaries and stock option awards. The base salary of Hakan Lindskog and Ronald Celmer, each of whom served as Chief Executive Officer of the Company during 2003, was fixed annually by the terms of his employment agreement with the Company. Base salary of other executive officers during 2003 is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation in excess of minimum amounts agreed to in employment agreements, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. Stock option awards under the Company's stock option plans and stock incentive plan are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's Common Stock. During 2003, options to purchase 1,500,000 shares were granted to Mr. Celmer; options to purchase 60,241 shares were granted to Mr. Levy and options to purchase 216,145 shares were granted to Mr. Toro.

      On August 12, 2004, the Board of Directors formed the Compensation Committee which is comprised of Paul Ehrlich, and Joseph Rosetti.

                                            Board of Directors

                                            Joseph R. Rosetti
                                            Richard Berman
                                            Jeffrey A. Dittus
                                            Paul Ehrlich
                                            John F. Levy
                                            Paul D. Neuwirth
                                            Stephen Yarvis

PERFORMANCE GRAPH

      The following line graph compares from December 31, 1998 through December 31, 2003, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the stock comprising the Nasdaq Market Value Index and an index of issuers classified under the Retail-Catalog and Mail Order Houses Standard Industrial Classification ("SIC") number. This comparison assumes $100.00 was invested on December 31, 1998 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of all cash dividends, if any, paid on such securities.

      The Company has not paid any dividends and, therefore, the cumulative total return calculation for the Company is based solely upon the fluctuations in the stock price. The Historical stock price is not necessarily indicative of future stock price performance.

                              [LINE CHART OMITTED.]

      COMPARATIVE CUMULATIVE TOTAL RETURN AMONG THE COMPANY, NASDAQ MARKET
       INDEX AND THE RETAIL-CATALOG AND MAIL ORDER HOUSES SIC NUMBER INDEX

                                                  At December 31,
                       ---------------------------------------------------------------
                           1998       1999       2000       2001       2002       2003
                       --------   --------   --------   --------   --------   --------
MediaBay, Inc. ....    $ 100.00   $  96.24   $  13.98   $   5.33   $  10.31   $   9.46
SIC Number Index ..      100.00      86.40      31.65      43.98      33.56      62.61
Nasdaq Index ......      100.00     176.37     110.86      88.37      61.64      92.68

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's officers, directors, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all forms that they file pursuant to Section 16(a).

      Based solely upon the Company's review of the copies of such forms that the Company received, the Company believes that, during the year ended December 31, 2003, all filing requirements applicable to its officers, directors, and greater than 10% shareholders were fulfilled on a timely basis.

AUDIT COMMITTEE REPORT

      The Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee conducted discussions with its independent auditors, Amper Politzner & Mattia, P.C., regarding the matters required by the Statement on Auditing Standards ("SAS") No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with, and received the required written disclosures and confirming letter from, Amper Politzner & Mattia, P.C. regarding its independence. The Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                                      Paul Ehrlich
                                                      Joseph Rosetti

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table details information regarding our existing equity compensation plans as of December 31, 2003:

                                                                                                     Number of securities
                                                                                                   remaining available for
                                                     (a)                         (b)                future issuance under
                                           Number of securities to         Weighted-average          equity compensation
                                           be issued upon exercise        exercise price of            plans (excluding
                                           of outstanding options,       outstanding options,      securities reflected in
Plan Category                                warrants and rights         warrants and rights              column (a)
------------------------------------      ------------------------       --------------------     -------------------------
Equity compensation plans
approved by security holders........             7,810,881                     $  2.92                       3,689,119
Equity compensation plans not
approved by security holders........             1,291,690                        4.29                              --
                                                 ---------                       -----                       ---------
Total...............................             9,102,571                       $3.11                       3,689,119
                                                 =========                       =====                       =========

      The following table sets forth certain information as of the Record Date relating to the beneficial ownership of shares of Common Stock by (i) each person or entity who is known by the Company to own beneficially 5% or more of the outstanding Common Stock according to Schedules 13G and 13D filed with the SEC, (ii) each of the Company's directors and nominees for director, (iii) each of the Named Executives, and (iv) all directors and executive officers of the Company as a group.

                                                                       Number of Shares   Percentage of
                                                                         Beneficially         Shares
                                                                             Owned         Beneficially
      Name and Address of Beneficial Owner(1)(2)                                              Owned
      -------------------------------------------------------------    ----------------    ------------
      Norton Herrick(3)                                                   36,466,203            65.4
          c/o The Herrick Company, Inc.
          2 Ridgedale Avenue
          Cedar Knolls, NJ 07927
      Carl T. Wolf(4)                                                      1,928,908             8.0
          627 Inwood Lane
          South Orange, NJ 07079
      ABC Investments, L.L.C.(5)                                           1,656,918             7.1
          c/o Jaffe, Raitt, Heuer & Weiss, P.C.
          27777 Franklin Road - Suite 2500
          Southfield, Michigan 48034
      Jeffrey Dittus(6)                                                      700,000             3.0
      Joseph Rosetti(7)                                                      527,500             2.3
      John F. Levy(8)                                                        437,215             1.9
      Robert Toro(9)                                                         216,145                *
      Richard J. Berman(10)                                                  147,500                *
      Paul D. Ehrlich(11)                                                    117,500                *
      Paul Neuwirth(12)                                                       75,000                *
      Stephen Yarvis(12)                                                      75,000                *
      All directors and executive officers as a group (12 persons)         2,295,860             9.3

      ----------
      * Less than 1%

      1. Unless otherwise indicated the address of each beneficial owner is c/o MediaBay, Inc., 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927. Unless otherwise indicated, the Company's believes that all persons named in the following table have sole voting and investment power with respect to all shares of Common Stock that they beneficially own.

      2. For purposes of this table, a person is deemed to be the beneficial owner of the securities if that person has the right to acquire such securities within 60 days of the Record date upon the exercise of options, warrants or other convertible securities. In determining the percentage ownership of the persons in the table below, we assumed in each case that the person exercised and converted all options, warrants or convertible securities which are currently held by that person and which are currently exercisable, but that options, warrants or other convertible securities held by all other persons were not exercised or converted.

      3. Represents (i) 3,004,250 shares of Common Stock, (ii) 1,500,000 shares of Common Stock issuable upon exercise of options, (iii) 4,436,160 shares of Common Stock issuable upon convertible notes held by Mr. Herrick, (iv) 5,978,900 shares of Common Stock issuable upon conversion of convertible preferred stock held by Mr. Herrick, (v) 3,029,230 shares of Common Stock issuble upon exercise of warrants held by Mr. Herrick, (vi) 5,892,856 shares of Common Stock issuable upon conversion of convertible notes held by Huntingdon Corporation ("Huntingdon"), (vii) 4,065,769 shares of Common Stock issuable upon conversion of convertible preferred stock held by Huntingdon and (viii) 8,559,038 shares of Common Stock issuable upon exercise of warrants held by Huntingdon. Mr. Herrick is the sole stockholder of Huntingdon and his voting and dispositive power over the securities held by Huntingdon.

      4. Represents (i) 247,090 shares of Common Stock, (ii) 181,818 shares of Common Stock issuable upon conversion of convertible preferred stock, (iii) 1,500,000 shares of Common Stock issuable upon exercise of options.

      5. Represents (i) 456,918 shares of Common Stock and (ii) 1,200,000 shares of Common Stock issuable upon conversion of a convertible note.

      6. Represents shares of Common Stock issuable upon exercise of options. Does not include 1,550,000 shares of Common Stock issuable upon exercise of options which become exercisable more than 60 days after the Record Date.

      7. Represents shares of Common Stock issuable upon exercise of options. Does not include 37,500 shares of Common Stock issuable upon exercise of options which become exercisable more than 60 days after the Record Date.

      8. Represents (i) 1,000 shares of Common Stock, (ii) 25,974 shares of Common Stock issuable upon conversion of convertible preferred stock and (iii) 410,241 shares of common stock issuable upon exercise of options. Does not include 600,000 shares of Common Stock issuable upon exercise of options which become exercisable more than 60 days after the Record Date.

      9. Represents shares of Common Stock issuable upon exercise of options. Does not include 120,000 shares of Common Stock issuable upon exercise of options which become exercisable more than 60 days after the Record Date.

      10. Represents shares of Common Stock issuable upon exercise of options. Does not include 52,500 shares of Common Stock issuable upon exercise of options which become exercisable more than 60 days after the Record Date.

      11. Represents shares of Common Stock issuable upon exercise of options. Does not include 37,500 shares of Common Stock issuable upon exercise of options which become exercisable more than 60 days after the Record Date.

      12. Represents shares of Common Stock issuable upon exercise of options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Companies wholly owned by Norton Herrick, a principal shareholder of the Company, have in the past provided accounting, administrative, legal and general office services to us at cost since our inception. Companies wholly owned by Norton Herrick have also assisted us in obtaining insurance coverage without remuneration. The Company paid or accrued to these entities $292,000 for these service during the year ended December 31, 2003. As of December 31, 2003 the Company owed to Mr. Herrick and his affiliates $826,000 for reimbursement of such expenses and services. From January 1, 2004 through April 27, 2004, the Company repaid approximately $187,000 of this amount and, on April 28, 2004, in connection with the agreements described below, agreed to repay the remaining approximately $639,000 as follows: (i) $40,500 per month on the first of each month from May 2004 through and including July 2005 and (ii) $31,410 on August 1, 2005.

      On May 1, 2003, the Company entered into a two-year consulting agreement with XNH Consulting Services, Inc. ("XNH"), a company wholly-owned by Norton Herrick. The agreement provided, among other things that XNH will provide consulting and advisory services to us and that XNH will be under the direct supervision of the Board of Directors. For its services, the Company agreed to pay XNH a fee of $8,000 per month and to provide Mr. Herrick with health insurance and other benefits applicable to Company officers to the extent such benefits may be provided under Company benefit plans. The consulting agreement provided that the indemnification agreement with Mr. Herrick entered into on November 15, 2002 pursuant to which, the Company agreed to indemnify Mr. Herrick to the maximum extent permitted by the corporate laws of the State of Florida or, if more favorable, our Articles of Incorporation and By-Laws in effect at the time the agreement was executed against all claims (as defined in the agreement) arising from or out of or related to Mr. Herrick's services as an officer, director, employee, consultant or agent of the Company or any subsidiary or in any other capacity shall remain in full force and effect and to also indemnify XNH on the same basis. Mr. Herrick resigned as our Chairman effective May 1, 2003 and Mr. Herrick and the Company terminated the employment agreement signed as of November 2, 2002 on May 1, 2003.

      Effective December 31, 2003, the Company agreed with Norton Herrick to terminate the two-year consulting agreement with XNH, the Company agreed to pay XNH a fee of $7,500 per month for 16 months commencing on January 1, 2004 and to provide Mr. Herrick with health insurance and other benefits applicable to our officers to the extent such benefits may be provided under our benefit plans. The termination agreement provides that the indemnification agreement with Mr. Herrick entered into on November 15, 2002 shall remain in full force and effect and to also indemnify XNH on the same basis. In connection with the termination agreement, the non-competition and nondisclosure covenants of the XNH consulting agreement were extended until December 31, 2006. This termination agreement was terminated on April 28, 2004.

      On May 7, 2003, the Company sold 3,350 shares of a newly created Series B Convertible Preferred Stock with a liquidation preference of $100 per share for $335,000. Of the total sold, 1,400 shares ($140,000), were purchased by Carl Wolf, former Chairman and a director of MediaBay, and 200 shares ($20,000) were purchased by John Levy, Vice Chairman and Chief Financial Officer of the Company. The holders of shares of Series B Convertible Preferred Stock receive dividends at the rate of $9.00 per share, payable quarterly, in arrears, in cash on each March 31, June 30, September 30 and December 31; provided that payment will accrue until the Company is permitted to make such payment in cash under its Credit Agreement.

      The Series B Convertible Preferred Stock is convertible into shares of Common Stock at a conversion rate equal to a fraction, (i) the numerator of which is equal to the number of Series B Convertible Preferred Stock times $100 plus accrued and unpaid dividends though the date of conversion and (ii) the denominator is $0.77, the average of the high and low prices of the Common Stock on May 6, 2003.

      In the event of a liquidation, dissolution or winding up of MediaBay, the holders of Series B Convertible Preferred Stock shall be entitled to receive out of our assets, a sum in cash equal to $100.00 per share before any amounts are paid to the holders of our common stock and on a pari passu basis with the holders of the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock. The holders of Series B Convertible Preferred Stock have no voting rights, except as required by law and except that the vote or consent of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock, voting separately as a class is required for any amendment, alteration or repeal of the terms of the Series B Convertible Preferred Stock that adversely effects the rights, preferences or privileges of the Series B Convertible Preferred Stock.

      On July 31, 2003, Norton Herrick exercised options to purchase 300,000 shares of our common stock at an exercise price of $.50 per share pursuant to an Option Agreement dated November 23, 2001. The options were exercised on a "cashless" basis and the closing stock price on July 31, 2003 was $.78. Accordingly, the Company issued to Mr. Herrick a certificate for 107,692 shares of our common stock.

      In the third quarter of 2003, Norton Herrick provided a $100,000 guarantee to a vendor. The Company subsequently paid the vendor and the guarantee expired. Mr. Herrick received no compensation and did not profit from the transaction.

      In the third quarter of 2003, Norton Herrick loaned the Company $100,000. The loan was subsequently converted into an investment by Huntingdon Corporation, a company wholly owned by Mr. Herrick, in a $1,065,000 bridge financing completed on October 1, 2003. Carl Wolf also purchased a $100,000 note in this financing. In consideration, the Company issued to each of Huntingdon and Mr. Wolf a $100,000 principal amount note due October 1, 2004. The notes are identical to all other notes issued in the financing and bear interest at the rate of 18% per annum, payable at maturity. In connection with the issuance of the notes, the Company agreed, subject to receipt of shareholder approval, to issue to each of Huntingdon and Mr. Wolf warrants to purchase 25,000 shares of Common Stock at an exercise price of $.80 and agreed to issue to each of them warrants to purchase an additional 25,000 shares of Common Stock if the notes are not repaid on April 1, 2004 at an exercise price per share equal to the closing sale price of Common Stock on March 31, 2004. The notes were repaid together with accrued and unpaid interest on April 28, 2004. Mr. Herrick and Mr. Wolf agreed not to accept the additional warrants.

      The Company entered into an agreement with Norton Herrick dated November 7, 2003 (the "November Agreement") whereby Mr. Herrick agreed to pay amounts owed to us under Section 16(b) of the Securities Exchange Act of 1934 as a result of various transactions which are attributable to Mr. Herrick occurring within less than six months of each other that involved our securities. Mr. Herrick agreed to pay us the sum of $1,742,149, (the "Payment") by delivering to the Company for cancellation within ten (10) days of the date of the November Agreement, shares of Common Stock and/or warrants to purchase shares of Common Stock with an aggregate value equal to the Payment. Under the November Agreement, the value of each share of Common Stock delivered under the Agreement is equal to the last sale price of Common Stock on the trading day immediately prior to the date on which the shares of Common Stock were delivered (the "Market Price"). The value of any warrant delivered under the November Agreement is equal to the Market Price of the underlying shares less the exercise price of the warrant. Mr. Herrick delivered the shares of Common Stock and warrants pursuant to the November Agreement on Monday, November 17, 2003, with the value of the securities based on the Market Price on November 14, 2003 of $.94 per share of Common Stock. As part of the Payment, Mr. Herrick returned to us 1,095,372 shares of Common Stock. Based on the Market Price, the aggregate value of these shares is $1,029,650. Also, as part of the Payment, Mr. Herrick deposited warrants to purchase 1,875,000 shares of Common Stock. Based on the Market Price ($.94) less the exercise price of the warrants ($.56), the aggregate value of these warrants was $712,500. Of the 1,875,000 warrants deposited, 1,650,000 became exercisable May 14, 2001 and 225,000 became exercisable February 22, 2002.

      In 2003, Norton Herrick advanced $360,000 to certain vendors and professional firms as payment of amounts owed by the Company to them. As the Company made payments to these vendors, the vendors repaid the amounts advanced to them by Mr. Herrick. Mr. Herrick received no interest or other compensation for advancing the monies. As of the Record Date, none of the advances were outstanding.

      On January 29, 2004, the Company issued $4,000,000 aggregate principal amount of promissory notes (the "2004 Notes") and warrants to purchase 2,352,946 shares of Common Stock to 13 institutional and accredited investors. In connection with this offering, Norton Herrick and Huntingdon entered into a letter agreement with the purchasers of the 2004 Notes pursuant to which they granted to the holders of the 2004 Notes in the event of an Event of Default (as defined in the 2004 Notes) the rights to receive payment under certain secured indebtedness owed by the Company to Norton Herrick and Huntingdon and to exercise their rights under security agreements securing such secured indebtedness. Pursuant to the letter agreement, Norton Herrick and Huntingdon also executed Powers-of-Attorney in favor of a representative of the 2004 Note holders pursuant to which such representative may, following an Event of Default, take actions necessary to enforce the 2004 Note holders rights under the letter agreement, including enforcing Norton Herrick's and Huntingdon's rights under the security agreements. On April 12, 2004, the notes were converted into Common Stock. In consideration for Huntingdon's consent to the Financing and execution of the letter agreement upon receipt of shareholders' approval, the Company agreed to reduce the conversion price of $1,150,000 principal amount of convertible promissory notes held by Huntingdon from $2.00 to $1.27 and $500,000 principal amount of convertible promissory notes held by Huntingdon from $1.82 to $1.27.

      On April 28, 2004, the Company entered into a new credit agreement. Norton Herrick, Huntingdon and N. Herrick Irrevocable ABC Trust (the "Trust"), of which Norton Herrick was the beneficiary, consented to the new credit agreement and the other transactions described above and entered into a subordination agreement with Zohar. The new credit agreement required the aggregate amount of principal and interest owed by MediaBay to Herrick, Huntingdon and the Trust be reduced to $6,800,000 ("Permissible Debt") by June 1, 2004, and that the Permissible Debt be further reduced by up to an additional $1,800,000 if MediaBay does not raise at least $2,000,000 in additional equity in each of the two calendar years following the execution of the new credit agreement. As of the Record Date, the Company has raised $900,000 of additional equity. MediaBay received a fairness opinion in connection with this transaction.

      Pursuant to an agreement dated April 28, 2004, on May 25, 2004, Norton Herrick exchanged accrued and unpaid interest and dividends (including accrued and unpaid interest distributed by the Trust to Herrick) owed to Herrick aggregating $1,181,419 into (i) 11,814 shares of Series C Convertible Preferred Stock with a liquidation preference of $100 per share convertible into an aggregate of 1,514,615 shares of Common Stock at an effective conversion price of $0.78, and (ii) warrants to purchase 3,029,230 shares of Common Stock. The warrants are exercisable until April 28, 2014 at an exercise price of $0.53.

      Pursuant to an agreement dated April 28, 2004, on May 25, 2004, Huntingdon exchanged the principal of the $500,000 principal amount note, $1,000,000 principal amount note, $150,000 principal amount note and $350,000 principal amount note held by Huntingdon, plus accrued and unpaid interest owed to Huntingdon aggregating $1,171,278 into (i) 31,713 shares of Series C Convertible Preferred Stock convertible into an aggregate of 4,065,768 shares of Common Stock at an effective conversion price of $0.78, and (ii) warrants to purchase an aggregate of 8,131,538 shares of Common Stock. The warrants are exercisable until April 28, 2014 at an exercise price of $0.53. If the amount of the Permissible Debt is required to be reduced due to the Company's failure to raise the requisite additional equity, such reduction will automatically occur by the exchange of Permissible Debt held by Huntingdon for additional shares of Series C Convertible Preferred Stock in an aggregate liquidation preference equal to the amount of debt exchanged and warrants to purchase a number of shares of Common Stock equal to two times the number of shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock.

      Herrick and Huntingdon agreed not to demand repayment of their debt until the earlier of (i) the repayment of the New Credit Agreement or (ii) June 28, 2007. The remaining promissory notes held by Herrick, Huntingdon and the Trust are guaranteed by certain subsidiaries of the Company and secured by a lien on the assets of the Company and certain subsidiaries of the Company.

      On April 28, 2004, the Company repaid $1.6 million principal amount of the $3.2 million principal amount convertible note issued to ABC Investments, L.L.C., a principal shareholder of the Company. We issued a new $1.6 million note (the "New ABC Note") for the remaining principal amount. The New ABC Note extends the maturity date from December 31, 2004 to July 29, 2007. In exchange for extending the maturity date, the conversion price of the New ABC Note was reduced to $0.50. The closing sale price of our common stock on the closing date was $0.48. During October 2004, ABC Investments, L.L.C. converted $1,000,000 principal amount of the New ABC into shares of Common Stock pursuant to the terms of the note.

                                   PROPOSAL I

      APPROVAL OF 2004 STOCK INCENTIVE PLAN

      At the Annual Meeting, the Company's shareholders will be asked to approve the adoption of the Company's 2004 Stock Incentive Plan (the "2004 Plan").

      On October , 2004, the Board of Directors approved resolutions recommending adoption by shareholders of the 2004 Plan. The Board believes that, to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, employees and other key persons and to promote the well-being of the Company, it is in the best interest of the Company and its shareholders to provide to officers, directors, employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, restricted stock, deferred stock or other stock-based awards, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under its 1997 Stock Option Plan, 1999 Stock Incentive Plan, 2000 Stock Incentive Plan and 2001 Stock Incentive Plan has proven to be a valuable tool in attracting, retaining and motivating key employees and consultants. Accordingly, the Board believes that the 2004 Plan, which provides the Board greater flexibility with respect to certain terms under which awards that may be granted, (a) will provide the Company with significant means to attract and retain talented personnel, (b) will result in saving cash, which otherwise would be required to maintain current employees and adequately attract and reward personnel and others who perform services for the Company, and (c) consequently, will prove beneficial to the Company's ability to be competitive. The Company believes that there is not a sufficient amount of options and stock awards available for future grant under the Company's 1997 Stock Option Plan, 1999 Stock Incentive Plan, 2000 Stock Incentive Plan and 2001 Stock Incentive Plan. The last sale price of the Common Stock on November 15, 2004 was $0.65.

      To date, no options or other awards have been granted under the 2004 Plan. If the 2004 Plan is approved by the shareholders, options or stock awards may be granted under the 2004 Plan, the timing, amounts and specific terms of which have not been determined at this time.

      The following summary of the 2004 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the 2004 Plan, set forth as Exhibit C to this Proxy Statement.

SUMMARY OF THE 2004 PLAN

      The 2004 Plan provides for the grant of any or all of the following types of awards (collectively, "Awards"): (a) stock options, (b) restricted stock, (c) deferred stock and (d) other stock-based awards. Awards may be granted singly, in combination, or in tandem, as determined by the Board of Directors or the Committee (as defined below). Subject to anti-dilution adjustments as provided in the 2004 Plan, (i) a total of 7,500,000 shares of Common Stock (subject to adjustment if Proposal III is adopted by the shareholders and a reverse split of the Common Stock is effected) have been reserved for distribution pursuant to the 2004 Plan, any or all of which may be issued pursuant to the exercise of Incentive Stock Options (as defined below), and (ii) the maximum number of shares of Common Stock that may be issued to any individual participant under the 2004 Plan may not exceed 1,500,000 shares (subject to adjustment if Proposal III is adopted by the shareholders and a reverse split of the Common Stock is effected) during the term of the 2004 Plan. If Proposal III is adopted by the shareholders and a one-for-three share reverse split is effected, (1) a total of 2,500,000 shares of Common Stock shall be reserved for distribution pursuant to the 2004 Plan and (ii) the maximum number of shares of Common Stock that may be issued to any individual participant under the 2004 Plan may not exceed 500,000 shares during the term of the 2004 Plan.

      The 2004 Plan may be administered by the Board of Directors (the "Board") or a Committee (the "Committee") consisting solely of two or more members of the Board of Directors appointed by the Board who meet the definitions of "outside director" under Section 162(m) of the Code (as defined below), and "non-employee director" under Section 16 of the Exchange Act. The Board or the Committee will determine, among other things, the persons to whom Awards will be granted, the type of Awards to be granted, the number of shares subject to each Award and the share price. The Board or the Committee will also determine the term of each Award, the restrictions or limitations thereon, and the manner in which each such Award may be exercised or, if applicable, the extent and circumstances under which Common Stock and other amounts payable with respect to an Award will be deferred. The 2004 Plan will become effective upon its approval and adoption at the Annual Meeting (the "Effective Date") and no Award shall be granted pursuant to the 2004 Plan on or after the tenth anniversary of the Effective Date.

Stock Options. The 2004 Plan provides for the grant of "incentive stock options" ("Incentive Stock Options"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options"). The Board or the Committee, as the case may be, shall determine those persons to whom stock options may be granted.

      Incentive Stock Options granted pursuant to the 2004 Plan are nontransferable by the optionee during his lifetime. Options granted pursuant to the 2004 Plan will expire if not exercised within 10 years of the grant (five years in the case of Incentive Stock Options granted to an eligible employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company immediately before the grant ("10% Shareholder")), and under certain circumstances set forth in the 2004 Plan, may be exercised within three (3) months following termination of employment (one year in the event of death, retirement or disability of the optionee), unless the term of the option, pursuant to the stock option agreement, expires earlier. Options may be granted to optionees in such amounts and at such prices as may be determined, from time to time, by the Board or the Committee. The exercise price of an Incentive Stock Option will not be less than the fair market value of the shares underlying the option on the date the option is granted, provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of such fair market value. The exercise price of a Non-Qualified Stock Option may be less than such fair market value on the date of grant.

      Under the 2004 Plan, the Company may not, in the aggregate, grant Incentive Stock Options that are first exercisable by any optionee during any calendar year (under all such plans of the optionee's employer corporation and its "parent" and "subsidiary" corporations, as those terms are defined in
Section 424 of the Code) to the extent that the aggregate fair market value of the underlying stock (determined at the time the option is granted) exceeds $100,000.

      The 2004 Plan contains anti-dilution provisions authorizing appropriate adjustments in certain circumstances. Shares of Common Stock subject to Awards which expire without being exercised or which are cancelled as a result of the cessation of employment are available for further grants. No shares of Common Stock of the Company may be issued upon the exercise of any option granted under the 2004 Plan until the full option price has been paid by the optionee. The Board of Directors or the Committee may grant individual options under the 2004 Plan with more stringent provisions than those specified in the 2004 Plan.

      Options become exercisable in such amounts, at such intervals and upon such terms and conditions as the Board of Directors or the Committee provides. Stock options granted under the 2004 Plan are exercisable until the earlier of
(i) a date set by the Board of Directors or Committee at the time of grant or
(ii) the close of business on the day before the tenth anniversary of the stock option's date of grant (the day before the fifth anniversary in the case of an Incentive Stock Option granted to a 10% Shareholder). The 2004 Plan will remain in effect until all stock options are exercised or terminated. Notwithstanding the foregoing, no options may be granted on or after the tenth anniversary of the Effective Date.

Restricted and Deferred Stock Awards. Under the 2004 Plan, the Board or the Committee may grant shares of restricted Common Stock either alone or in tandem with other Awards. Restricted and Deferred Stock awards give the recipient the right to receive a specified number of shares of Common Stock, subject to such terms, conditions and restrictions as the Board or the Committee deems appropriate. Restrictions may include limitations on the right to transfer the stock until the expiration of a specified period of time and forfeiture of the stock upon the occurrence of certain events such as the termination of employment prior to expiration of a specified period of time.

Other Stock Based Awards. Other Stock-Based Awards, which may include performance shares and shares valued by reference to the performance of the Company or any parent or subsidiary of the Company, may be granted either alone or in tandem with other Awards.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 2004 PLAN

      The following is a brief summary of the Federal income tax aspects of Awards made under the 2004 Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

      1. INCENTIVE STOCK OPTIONS. The optionee will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the optionee, (a) the optionee will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (b) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment to the optionee for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the optionee. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

      If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (a) the optionee will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (b) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code. The optionee will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the optionee held the shares, and the Company will not qualify for a deduction with respect to such excess.

      Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the optionee's employment, the option will generally be taxed as a Non-Qualified Stock Option. See "Non-Qualified Stock Options."

      2. NON-QUALIFIED STOCK OPTIONS. With respect to Non-Qualified Stock Options, (a) upon grant of the option, the optionee will recognize no income;
(b) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the optionee will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code; (c) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the optionee; and (d) on a sale of the shares, the optionee will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the optionee's hands depending upon the length of time that the optionee held the shares. If the optionee's shares acquired upon exercise are subject to a substantial risk of forfeiture, the optionee will have an election to treat the exercise as a taxable event or defer the Federal income tax consequences according to the rules described below in "Stock Awards."

      3. STOCK AWARDS. Unless a participant otherwise elects to be taxed upon receipt of shares of restricted or deferred stock under the 2004 Plan, the participant must include in his or her taxable income the difference between the fair market value of the shares and the amount paid, if any, for the shares, as of the first date the participant's interest in the shares is no longer subject to a substantial risk of forfeiture or such shares become transferable. A participant's rights in stock awarded under the 2004 Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. Where shares of stock received under the 2004 Plan are subject to a substantial risk of forfeiture, the participant may elect to report the difference between the fair market value of the shares on the date of receipt and the amount paid, if any, for the stock as ordinary income in the taxable year of receipt. To be effective, the election must be filed with the Internal Revenue Service within 30 days after the date the shares are transferred to the participant. The Company is entitled to a Federal income tax deduction equal in amount to the amount includable as compensation in the gross income of the participant, subject to the requirements that the compensation be reasonable and not limited under Section 162(m) of the Code. The amount of taxable gain arising from a participant's sale of shares of restricted stock acquired pursuant to the 2004 Plan is equal to the excess of the amount realized on such sale over the sum of the amount paid, if any, for the stock and the compensation element included by the participant in taxable income.

      4. OTHER TAX MATTERS. If unmatured installments of Awards are accelerated as a result of a Change of Control (as defined in the 2004 Plan), any amounts received from the exercise by a participant of a stock option, the lapse of restrictions on restricted stock or the deemed satisfaction of conditions of performance-based awards may be included in determining whether or not a participant has received an "excess parachute payment" under Section 280G of the Code, which could result in (a) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on certain payments of Common Stock or cash resulting from such exercise or deemed satisfaction of conditions of performance awards from such exercise or deemed satisfaction of conditions of performance awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse and (b) the loss by the Company of a compensation deduction.

RECOMMENDATION

      The Board of Directors unanimously recommends that shareholders vote "FOR" this proposal.

                                   PROPOSAL II
              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
         TO CHANGE THE COMPANY'S NAME TO "SOUNDBYTES MEDIA CORPORATION"

      The Board of Directors has adopted a resolution proposing that the Company amend its Articles of Incorporation to change the name of the Company to "Soundbytes Media Corporation."

                              PURPOSE OF AMENDMENT

      The Board of Directors and management of the Company believe that the proposed change in the Company's name will enable the Company to establish an image which both identifies and emphasizes the importance of the Company's new digital media distribution strategy. In the event that the proposed amendment is not approved at the Annual Meeting, the Company will not change its name. If the corporate name is changed the Company intends to also change its common stock trading symbol. The Board reserves the right to delay or cancel the name change even if shareholder approval is obtained at the Annual Meeting.

RECOMMENDATION

      The Board of Directors unanimously recommends the shareholders vote "FOR" this proposal.

                                  PROPOSAL III
                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                         TO EFFECT A REVERSE STOCK SPLIT
                         OF THE OUTSTANDING COMMON STOCK

GENERAL

      The Board of Directors of the Company has unanimously adopted a resolution declaring the advisability of, and submits to the shareholders for approval, a proposal to amend the Company's Certificate of Incorporation to effect a combination (a "Reverse Split") of the Company's issued and outstanding Common Stock so that each share of Common Stock outstanding immediately prior to the Reverse Split will be combined into that number of shares as determined by the Board of Directors immediately prior to effecting the Reverse Split. Although the exact ratio of the combination of shares of Common Stock to be effected in the Reverse Split has not been determined, if effected, the ratio is currently not anticipated to be less than one (1) share after the Reverse Splits for every two (2) shares outstanding or more than one (1) shares after the Reverse Splits for every three (3) shares outstanding. However, the Board of Directors reserves the right to implement the Reverse Split using a different ratio then specified above. The proposal may be abandoned by the Board of Directors at any time before or after the Annual Meeting and prior to the date and time at which the Reverse Split becomes effective if for any reason the Board of Directors deems it advisable to abandon the proposal. The Board may also delay effecting the Reverse Split for up to three months from the date of shareholder approval assuming that the same is obtained at this Annual Meeting. If the Board determines to proceed with the Reverse Split, the Reverse Split will be effected by an amendment to the Company's Articles of Incorporation (the "Reverse Split Amendment").

      The discussion set forth below assumes that the Reverse Split will be one share for every three (3) shares outstanding. As noted above, the Board will determine the actual ratio used in a Reverse Split.

      If the authority to effect a Reverse Split is approved by the requisite vote of the Company's shareholders, upon filing of the Reverse Split Amendment with the Florida Department of State, a Reverse Split will be effected; an exchange of stock certificates will be made; and each certificate representing shares of Common Stock outstanding immediately prior to a Reverse Split will be deemed to represent, after a Reverse Split, for all corporate purposes, one (1) share of Common Stock for each three (3) (or such other number as determined by the Board) shares of Common Stock represented by such certificate.

      The number of shares of Common Stock authorized by the Articles of Incorporation and the par value per share will not change as a result of a Reverse Split.

PRINCIPAL EFFECTS OF THE PROPOSED REVERSE SPLIT

      Assuming approval of the Reverse Split by the requisite vote of shareholders at the Annual Meeting and that the Board of Directors does not otherwise determine to abandon the Reverse Split, the Reverse Split Amendment will be filed with the Florida Department of State as promptly as practicable thereafter (but in any event, not more than three months after receipt of the shareholder approval), and a Reverse Split will become effective upon the filing and acceptance of the Company's Reverse Split Amendment with the Florida Department of State (the "Effective Date"). Without further action on the part of the Company or the shareholders, after a Reverse Split, the total number of shares held by each shareholder will be automatically converted into a number of whole shares of Common Stock determined by dividing the number of shares owned by each shareholder of record immediately prior to a Reverse Split by three (3) (or such other number as determined by the Board) and/or into cash based on the Purchase Price (as defined below) in lieu of any fractional shares. See "Cash Payment In Lieu of Fractional Shares."

      If the Reverse Split is effected, the ownership interest in the Company and proportional voting power of each holder of record of three (3) or more shares (or such other number as determined by the Board) will remain unchanged, except for minor differences resulting from the purchase of any fractional shares. All other rights and privileges of such holder will be substantially unaffected by a Reverse Split.

      On the Effective Date, each holder of record of (i) fewer than three (3) (or such lesser or greater number as determined by the Board) shares of Common Stock or (ii) greater than three (3) (or such other number as determined by the Board) shares of Common Stock, to the extent of the fractional shares which would otherwise be issuable after a Reverse Split will have only the right to receive cash based upon the Purchase Price in lieu of receiving a fractional share. The interest of each such shareholder in the Company, to the extent of such fractional shares, will thereby be eliminated, and such person will have no right to vote as a shareholder or share in the assets or any future earnings of the Company with respect to, and to the extent of, such eliminated interest.

      At the Record Date, there were outstanding options, warrants and other convertible securities to purchase an aggregate of approximately 48,386,441 shares of Common Stock. On the Effective Date, the exercise prices of all outstanding options, warrants and other convertible securities will be proportionately increased and the number of shares of Common Stock issuable upon exercise thereof will be proportionately decreased to give effect to the Reverse Split.

      The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The effectuation of the Reverse Split will not affect the registration of the Common Stock under the Exchange Act and the Company has no present intention of terminating such registration under the Exchange Act in order to become a "private" company.

      If approved, a Reverse Split will result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

      Shareholders have no right under Florida law or the Company's Certificate of Incorporation or By-Laws to dissent from a Reverse Split or to dissent from the payment of cash in lieu of issuing fractional shares.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

      In lieu of issuing fractional shares resulting from the Reverse Split, the Company will value each outstanding share of Common Stock held immediately prior to the Reverse Split at the average daily closing price per share of the Common Stock on the over-the-counter market as obtained from The Nasdaq Stock Market, Inc. ("Nasdaq") for the 10 trading days ending on the third trading day preceding the Effective Date. Such per share price is sometimes hereinafter referred to as the "Purchase Price." In lieu of fractional shares arising as a result of a Reverse Split, holders of fewer than three (3)(or such other number as determined by the Board) shares immediately prior to a Reverse Split will be entitled to receive cash equal to the product of multiplying the Purchase Price by the number of shares of Common Stock held immediately prior to the Reverse Split. Holders of more than three (3) (or such lesser or greater number as determined by the Board) shares immediately prior to the Reverse Split will be entitled to receive cash equal to the product of multiplying the Purchase Price by the number of shares of Common Stock held immediately prior to the Reverse Split that were not evenly divisible by three (3) (or such other number as determined by the Board), in lieu of fractional shares arising as a result of the Reverse Split. No brokerage commission will be payable by holders who receive cash in lieu of fractional shares.

      Any shareholder owning fewer than three (3) (or such other number as determined by the Board) shares who desires to retain an equity interest in the Company after the Effective Date may do so by purchasing sufficient additional shares of the Company's Common Stock in the open market to increase his ownership to three (3) shares (or such other number resulting from the Board's determination of the reverse split ratio) or more prior to the Effective Date. Likewise, any shareholder owning more than three (3) shares who desires to retain an equity interest in the Company after the Effective Date with respect to any additional shares owned not evenly divisible by three (3) may do so by purchasing sufficient additional shares of the Company's Common Stock in the open market to increase his ownership to a multiple of three (3) (or such lesser or greater number that may result from the Board's determination of the reverse split ratio) prior to the Effective Date.

REASONS FOR THE REVERSE SPLIT

      The reason for the Reverse Split is to increase the per share market price of the Common Stock. The Company has been notified by Nasdaq that, based upon their review of price data for the Company's Common Stock, the closing bid price for the Company's Common Stock was less than $1.00 per share during the relevant review period which was a requirement for continued inclusion of the Company's securities on the NASDAQ National Market. Nasdaq has advised the Company that the Common Stock will be delisted from trading on Nasdaq unless the closing bid price of the Common Stock is above $1.00 per share for at least ten consecutive trading days and thereafter continues to trade at or above the $1.00 bid price level.

      The Board of Directors believes that the current low per share market price of the Common Stock has had a negative effect on the marketability of the existing shares, the amount and percentage of transaction costs paid by individual shareholders and the potential ability of the Company to raise capital by issuing additional shares of Common Stock. The Board believes there are several reasons for these effects:

      First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks.

      Second, since the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Company's Common Stock can result in individual shareholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the Company's share price were substantially higher. This factor is also believed to limit the willingness of institutions to purchase the Common Stock.

      The Board of Directors anticipates that the Reverse Split will result in a bid price for the Common Stock in excess of $1.00 per share. The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split, and the anticipated increase in the price of the Common Stock, could encourage interest in the Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Split. In addition, although any increase in the market price of the Common Stock resulting from the Reverse Split may be proportionately less than the decrease in the number of outstanding shares, the Reverse Split could result in a market price for the shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares.

      There can be no assurances, however, that the foregoing events will occur, or that the market price of the Common Stock immediately after effecting the Reverse Split will be maintained for any period of time. Moreover, there can be no assurance that the market price of the Common Stock after effecting the Reverse Split will adjust to reflect the conversion ratio (e.g.-if the market price is $1.00 before the Reverse Split and the ratio is one (1) new share for every three (3) shares outstanding there can be no assurance that the market price immediately after the Reverse Split will be $3.00 (3 x $1.00), or that the market price following the Reverse Split will either exceed or remain in excess of the current market price. There can also be no assurance that the Company will be able to maintain the listing of the Common Stock on Nasdaq even if the Reverse Split results in a bid price for the Common Stock that exceeds $1.00.

FEDERAL INCOME TAX CONSEQUENCES

      The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of a Reverse Stock split may vary significantly as to each shareholder, depending upon the state in which such shareholder resides. Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

      The conversion of shares of the Common Stock outstanding immediately prior to the Reverse Split into a reduced number of shares of Common Stock after giving effect to the Reverse Split will not result in the recognition of gain or loss (except in the case of cash received for fractional shares as described below). The holding period of the shares of Common Stock after giving effect to the Reverse Split will include the shareholder's holding period for the shares of Common Stock held immediately prior to the Reverse Split, provided that the shares of Common Stock were held as a capital asset. The tax basis of the shares of Common Stock after giving effect to a Reverse Split will be the same as the tax basis of the shares of Common Stock immediately prior to giving effect to the Reverse Split, reduced by the basis allocable to the receipt of cash in lieu of fractional shares described below.

      A shareholder who receives cash in lieu of fractional shares will be treated as if the Company has issued fractional shares to such shareholder and then immediately redeemed such shares for cash. Such shareholder should recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the basis of his Common Stock allocable to such fractional shares, had they actually been issued. Such gain or loss will be a capital gain or loss if such shareholder's Common Stock was held as a capital asset and any such capital gain or loss will generally be long-term capital gain or loss to the extent such shareholder's holding period for his Common Stock exceeds 12 months.

      The decrease in the number of outstanding shares of Common Stock as a result of the Reverse Split will not produce any taxable income or gain or loss to the Company.

RECOMMENDATION

      The Board of Directors of the Company unanimously recommends that shareholders vote FOR this proposal.

                              INDEPENDENT AUDITORS

      Amper, Politziner & Mattia, P.C. ("Amper") reported on the financial statements of the Company for the fiscal year ended December 31, 2003. A representative of Amper is not expected to be present at the Annual Meeting.

      On June 24, 2003, the Company dismissed Deloitte & Touche LLP ("D&T"), the Company's former independent certified public accountants. During neither of the past two years ended December 31, 2002 did the reports by D&T on the financial statements of the Company contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss D&T as the Company's independent certified public accountants was made by the Audit Committee of the Board of Directors of the Company. During the Company's two most recent fiscal years and subsequent period up to June 24, 2003, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

On June 24, 2003, the Company engaged Amper to serve as the Company's independent certified public accountants.

      FEES PAID TO INDEPENDENT AUDITORS

      Audit Fees

      The aggregate fees billed by Amper for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2003 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $108,000.

      The aggregate fees billed by D&T for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $228,000.

      Audit-Related Fees

      There were no audit-related fees billed by Amper for the year ended December 31, 2003, and that are not disclosed in the paragraph captions "Audit Fees" above. There were no audit-related fees billed by D&T for the year ended December 31, 2002, and that are not disclosed in the paragraph captions "Audit Fees" above.

      Tax Fees

      There were no tax fees billed by Amper for the year ended December 31, 2003. There were no tax fees billed by D&T for the year ended December 31, 2002.

      All Other Fees

      There were no other fees billed by Amper for services rendered to the Company for the fiscal year ended December 31, 2003.

      The aggregate fees billed by D&T for services rendered to the Company, other than the services described above under "Audit Fees," "Audited Related Fees" and Tax Fees," for the fiscal year ended December 31, 2002 were $38,000, which includes fees for accounting research and the filing of a registration statement on Form S-3.

      The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by Amper in Fiscal 2004. Consistent with the Audit Committee's responsibility for engaging the Company's independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson or his or her designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved all the foregoing audit services and permissible non-audit services provided by Amper.

      The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining Amper's independence.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      It is currently anticipated that the Company will hold its 2005 Annual Meeting of Shareholders in May 2005. Therefore, shareholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Shareholders to be held in the year 2005 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than February 28, 2005 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Such proposals must be presented in a manner consistent with the Company's By-laws and applicable laws. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company. After the February 28, 2005 deadline, a shareholder may present a proposal at the Company's 2005 Annual Meeting if it is submitted to the Company's secretary at the address set forth above no later than April 16, 2005. If timely submitted, the shareholder may present the proposal at the 2005 Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

      OTHER INFORMATION

      A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2003 IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE
OF BUSINESS ON NOVEMBER 1, 2004.

      The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                By order of the Board of Directors,

                                Joseph R. Rosetti
                                Chairman

November 16, 2004

                                                                       EXHIBIT A

                                 MEDIABAY, INC.

                             AUDIT COMMITTEE CHARTER

                                     PURPOSE

      There shall be a committee of the board of directors (the "Board") to be known as the audit committee. The audit committee's purpose is to:

      (A) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and

      (B) prepare an audit committee report as required by the SEC's rules to be included in the Company's annual proxy statements, or, if the Company does not file a proxy statement, in the Company's annual report filed on Form 10-K with the SEC.

                                   COMPOSITION

      The audit committee shall have at least three (3) members, each of whom must meet the following conditions: (i) be independent as defined under Rule 4200(a)(15) of The Nasdaq Stock Market (except as set forth in Rule 4350
(d)(2)(B)); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a Company's balance sheet, income statement, and cash flow statement. Additionally, at least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      The Board shall elect or appoint a chairperson of the audit committee (or, if it does not do so, the audit committee members shall elect a chairperson by vote of a majority of the full committee); the chairperson will have authority to act on behalf of the audit committee between meetings.

                     SPECIFIC RESPONSIBILITIES AND AUTHORITY

      The specific responsibilities and authority of the audit committee shall be as follows:

      (A) be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the audit committee.

      (B) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

      (C) have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties;

      (D) receive appropriate funding from the Company, as determined by the audit committee in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the audit committee; and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties;

      (E) ensure its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

      (F) report regularly to the Board;

      (G) make an annual performance evaluation of the audit committee;

      (H) review and reassess the adequacy of the audit committee's charter annually;

      (I) comply with all preapproval requirements of Section 10A(i) of the Securities Exchange Act of 1934 and all SEC rules relating to the administration by the audit committee of the auditor engagement to the extent necessary to maintain the independence of the auditor as set forth in 17 CFR Part 210.2-01(c)(7); and

      (J) make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.

                                    MEETINGS

      The audit committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each audit committee member. The Company shall make available to the audit committee, at its meetings and otherwise, such individuals and entities as may be designated from time to time by the audit committee, such as members of management including (but not limited to) the internal audit and accounting staff, the independent auditors, inside and outside counsel, and other individuals or entities (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

                                   DELEGATION

      Any duties and responsibilities of the audit committee, including, but not limited to, the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the audit committee or a subcommittee of the audit committee.

                                   LIMITATIONS

      The audit committee is responsible for the duties and responsibilities set forth in this charter, but its role is oversight and therefore it is not responsible for either the preparation of the Company's financial statements or the auditing of the Company's financial statements. The members of the audit committee are not employees of the Company and may not be accountants or auditors by profession or experts in accounting or auditing. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the audit committee described in this charter. The review of the financial statements by the audit committee is not of the same character or quality as the audit performed by the independent auditors. The oversight exercised by the audit committee is not a guarantee that the financial statements will be free from mistake or fraud. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

                                                                       EXHIBIT B

                                 MEDIABAY, INC.

                          NOMINATING COMMITTEE CHARTER

      PURPOSE

      The Nominating (the "Committee") is appointed by the Board to assist the Board in carrying out the Board's responsibilities relating to (i) the identification and selection of qualified individuals to become Board members and members of Board committees; and (ii) the oversight of the evaluation of the Board.

      The Committee is also responsible for producing a report to enable the Corporation to make the required disclosures in the Corporation's proxy statement, in accordance with applicable rules and regulations, regarding the nominations process and the work of this Committee.

      COMPOSITION

      The Committee will consist of no fewer than two members. All members of the Committee must satisfy the independence requirements of Nasdaq and other applicable regulatory requirements.

      The Board of Directors shall appoint the members of the Committee. Subject to earlier removal by the Board of Directors, each member shall serve until he or she is no longer a director of the Corporation, and until his or her successor shall have been duly elected and qualified. A Committee member may be removed by Board of Directors at any time in its discretion, whereupon the resulting vacancy shall be filled by the Board of Directors. The Committee members shall elect a chairperson by a vote of a majority of the full Committee, or, if the members have failed to do so, then the Board of Directors shall designate a chairperson.

      The Committee may form and delegate authority to subcommittees of this Committee when appropriate.

      STRUCTURE AND MEETINGS

      The chairperson shall, after consultation with the other members of the Committee, (i) determine the dates, times and places for meetings of the Committee, and (ii) set the agenda for each meeting. The Committee shall hold at least two meetings per year, and such additional meetings as the chairperson determines are warranted under the circumstances in order for the Committee to fulfill its mandate. The chairperson of the Committee shall preside at each meeting of the Committee, except that in the absence of the chairperson at any particular meeting, then the Committee member designated by the chairperson shall preside at such meeting. A majority of the total number of Committee members then in office shall constitute a quorum for the transaction of committee business and all matters to be decided by the Committee shall be decided by the affirmative vote of a majority of the members present in person or by proxy at a duly called meeting of the Committee.

      DUTIES AND RESPONSIBILITIES

      The Committee shall have the following power, authority and responsibilities:

      1. Identify individuals qualified to become Board members and members of Board committees (including members to fill vacancies), consistent with criteria approved by the Board, and to recommend particular director nominees to the Board (including nominations for re-election of continuing/incumbent directors) for the next annual meeting of shareholders, except if and to the extent the Corporation is legally required by contract or otherwise to provide third parties with the ability to nominate directors (in which case the selection and nomination of such directors need not be subject to action by this Committee). The Committee will seek candidates for the Board that have exhibited strong decision-making ability, substantial business experience, relevant knowledge, skills or technological expertise and exemplary personal integrity and reputation. The Committee will also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors at the Corporation's expense and will have sole authority to approve the any such advisor's fees and other retention terms.

      2. Oversee the evaluation of the Board.

      3. Monitor data submitted to the Board by individual directors that may impact independence (such as, for example, data relating to new or changes in affiliations, employment, investments, transactions and relationships) and make recommendations to the Board regarding action, if any, that may be required in view of such data.

      4. Consider and make recommendations to the Board on membership of Board committees and the responsibilities of those committees to enhance overall Board performance.

      5. Develop and promote procedures or programs for orientation of new directors and continuing education of directors.

      6. Devise and implement a program or system to evaluate the performance of all directors of the Corporation each year.

      7. Make regular reports to the Board, no less often than twice per year.

      8. Periodically evaluate and make recommendations with respect to: (i) director qualifications and selection criteria, such as retirement age and experience; and (ii) board size and composition.

      9. Review and reassess annually the adequacy of this Charter and recommend to the Board for approval any proposed changes to this Charter.

      10. Evaluate annually its own performance and report to the full Board of Directors with respect to the same.

      11. Perform such other duties and responsibilities as may be assigned to the Committee from time to time by the Board of Directors.

      OPERATING POLICIES

      1. The Committee will keep the minutes of all Committee meetings (designating in its discretion such individuals to record the minutes) and approve them by subsequent action. The Committee will circulate the approved minutes of the Committee meetings to the full Board for review.

      2. The Committee will determine its rules of procedure in accordance with the Corporation's principles of corporate governance and the Corporation's Bylaws.

      3. At each regular Board meeting held following a Committee meeting, the chairperson of the Committee will report to the Board regarding the actions taken by and the activities and findings of the Committee since the last Board meeting, as well as any recommendations for action by the Board when appropriate.

                                                                       EXHIBIT C

                                 MEDIABAY, INC.

                            2004 Stock Incentive Plan

SECTION 1. PURPOSES; DEFINITIONS.

      The purpose of the MediaBay, Inc. 2004 Stock Incentive Plan is to enable MediaBay, Inc. to offer to those of its employees and to the employees of its Subsidiaries and other persons who are expected to contribute to the success of the Company, long term performance-based stock and/or other equity interests in the Company, thereby enhancing their ability to attract, retain and reward such key employees or other persons, and to increase the mutuality of interests between those employees or other persons and the shareholders of MediaBay, Inc.

      For purposes of the Plan, the following terms shall be defined as set forth below:

      (a)   "Board" means the Board of Directors of MediaBay, Inc.

      (b) "Cause" shall have the meaning ascribed thereto in Section 5(b)(ix) below.

      (c)   "Change of Control" shall have the meaning ascribed thereto in
            Section 9 below.

      (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor thereto.

      (e) "Committee" means any committee of the Board which the Board may designate.

      (f) "Company" means MediaBay, Inc., a corporation organized under the laws of the State of Florida.

      (g) "Deferred Stock" means Stock to be received, under an award made pursuant to Section 7 below, at the end of a specified deferral period.

      (h) "Disability" means a disability described in Section 22(e) of the Code, as determined under procedures established by the Board or the Committee for purposes of the Plan.

      (i) "Early Retirement" means retirement, with the approval of the Board or the Committee, for purposes of one or more award(s) hereunder, from active employment with the Company or any Parent or Subsidiary prior to age 65.

      (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended, as in effect from time to time.

      (k) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the principal market for the Stock is a national securities exchange or the National Association of Securities Dealers Automated Quotations System ("NASDAQ), the closing sale price of the Stock on such day as reported by such exchange or market system, or on a consolidated tape reflecting transactions on such exchange or market system, or (b) if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on NASDAQ, the mean between the closing bid sale price for the Stock on such day as reported by NASDAQ or the National Quotation Bureau, Inc.; provided that if clauses (a) and (b) of this paragraph are both inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Stock shall be determined in good faith by the Board of Directors or the Committee, as the case may be, which determination shall be conclusive as to the Fair Market Value of the Stock.

      (l) "Incentive Stock Option" means any Stock Option which is intended to be and is designated as an "incentive stock option" within the meaning of Section 422 of the Code, or any successor thereto.

      (m) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      (n) "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65.

      (o) "Other Stock-Based Award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based upon, Stock.

      (p) "Parent" means any present or future parent of the Company, as such term is defined in Section 424(e) of the Code, or any successor thereto.

      (q) "Plan" means this MediaBay, Inc. 2004 Stock Incentive Plan, as hereinafter amended from time to time.

      (r) "Reorganization" of an entity shall be deemed to occur if such entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if any Parent or any Subsidiary is the surviving entity.

      (s) "Restricted Stock" means Stock, received under an award made pursuant to Section 6 below, that is subject to restrictions imposed pursuant to said Section 6.

      (t)   "Retirement" means Normal Retirement or Early Retirement.

      (u) "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations under the Exchange Act, as in effect from time to time, and any successor thereto.

      (v) "Securities Act" means the Securities Act of 1933, as amended, as in effect from time to time.

      (w) "Stock" means the Common Stock of the Company, no par value per share.

      (x) "Stock Option" or "Option" means any option to purchase shares of Stock which is granted pursuant to the Plan.

      (y) "Subsidiary" means any present or future (A) subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code, or any successor thereto, or (B) except in the case of Incentive Stock Options, unincorporated business entity in which the Company owns, directly or indirectly, 50% or more of the voting rights, capital or profits.

SECTION 2. ADMINISTRATION.

      The Plan shall be administered by the Board, or at its discretion, the Committee, the membership of which shall consist solely of two or more members of the Board, each of whom shall serve at the pleasure of the Board and shall be a "Non-Employee Director," as defined in Rule 16b-3, and an "outside director," as defined in Section 162(m) of the Code, and shall be at all times constituted so as not to adversely affect the compliance of the Plan with the requirements of Rule 16b-3 or with the requirements of any other applicable law, rule or regulation.

      The Board or the Committee, as the case may be, shall have the authority to grant, pursuant to the terms of the Plan, to officers and other employees or other persons eligible under Section 4 below: (a) Stock Options, (b) Restricted Stock, (c) Deferred Stock, and/or (d) Other Stock-Based Awards.

      For purposes of illustration and not of limitation, the Board or the Committee, as the case may be, shall have the authority (subject to the express provisions of the Plan):

            (i) to select the officers, other employees of the Company or any Parent or Subsidiary and other persons to whom Stock Options, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards may be from time to time granted hereunder;

            (ii) to determine the Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards, or any combination thereof, if any, to be granted hereunder to one or more eligible persons;

            (iii) to determine the number of shares of Stock to be covered by each award granted hereunder;

            (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting acceleration, exercisability and/or forfeiture provisions);

            (v) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company or any Parent or Subsidiary outside of the Plan;

            (vi) to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred; and

            (vii) to substitute (A) new Stock Options for previously granted
                  Stock Options, including previously granted Stock Options having higher option exercise prices and/or containing other less favorable terms, and (B) new or any other type of awards for previously granted awards of the same type, including previously granted awards which contain less favorable terms.

      Subject to Section 10 hereof, The Board or the Committee, as the case may be, shall have the authority to (A) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, (B) interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and (C) otherwise supervise the administration of the Plan.

      Subject to the express provisions of the Plan, all decisions made by the Board or the Committee, as the case may be, pursuant to the provisions of the Plan shall be made in the Board or the Committee's discretion and shall be final and binding upon all persons, including the Company, its Parent and Subsidiaries and the Plan participants and their beneficiaries.

SECTION 3. STOCK SUBJECT TO PLAN.

      The total number of shares of Stock reserved and available for distribution under the Plan shall be [7,500,000] [to be adjusted if a reverse split of the Common Stock is effected] shares any portion or all of which may be made subject to Incentive Stock Options. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      If any shares of Stock that have been optioned cease to be subject to a Stock Option for any reason (other than by exercise), or if any shares of Stock that are subject to any Restricted Stock award, Deferred Stock award or Other Stock-Based award are forfeited or any such award otherwise terminates without the issuance of such shares, such shares shall again be available for distribution under the Plan.

      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, such substitution or adjustments shall be made in the (A) aggregate number of shares of Stock reserved for issuance under the Plan, (B) number, kind and exercise price of shares of Stock subject to outstanding Options granted under the Plan, and (C) number, kind, purchase price and/or appreciation base of shares of Stock subject to other outstanding awards granted under the Plan, as may be determined to be appropriate by the Board or the Committee, as the case may be, in order to prevent dilution or enlargement of rights; provided, however, that the number of shares of Stock subject to any award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount which is payable to the optionee upon the exercise by the Board or the Committee, as the case may be, of the alternative settlement right which is set forth in Section 5(b)(xi) below.

      Subject to the provisions of the immediately preceding paragraph, the maximum numbers of shares subject to Options, Restricted Stock awards, Deferred Stock awards, and other Stock-Based awards to any one individual participant shall be [2,500,000] [to be adjusted if a reverse split of the Common Stock is effected] shares during the term of the Plan.

SECTION 4. ELIGIBILITY.

      Officers and other employees of the Company or any Parent or Subsidiary (but excluding any person whose eligibility would adversely affect the compliance of the Plan with the requirements of Rule 16b-3) who are at the time of the grant of an award under the Plan employed by the Company or any Parent or Subsidiary and who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or any Parent or Subsidiary, are eligible to be granted Options and awards under the Plan. In addition, Non-Qualified Stock Options and other awards may be granted under the Plan to any person, including, but not limited to, independent agents, consultants and attorneys who the Board or the Committee, as the case may be, believes has contributed or will contribute to the success of the Company. Eligibility under the Plan shall be determined by the Board or the Committee, as the case may be.

      The Board or the Committee, as the case may be, may include additional conditions and restrictions in the agreement entered into in connection with such awards under the Plan. The grant of an Option or other award under the Plan, and any determination made in connection therewith, shall be made on a case by case basis and may differ among optionees and grantees. The grant of an Option or other award under the Plan is a privilege and not a right and the determination of the Board or the Committee, as the case may be, may be applied on a non-uniform and discretionary basis.

SECTION 5. STOCK OPTIONS.

      (a) GRANT AND EXERCISE. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms as the Board or the Committee, as the case may be, may from time to time approve. The Board or the Committee, as the case may be, shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options, and they may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option is not designated as an Incentive Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. The grant of an Option shall be deemed to have occurred on the date on which the Board or the Committee, as the case may be, by resolution, designates an individual as a grantee thereof, and determines the number of shares of Stock subject to, and the terms and conditions of, said Option.

            Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options or any agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under said Section 422.

      (b) TERMS AND CONDITIONS. Stock Options granted under the Plan shall be subject to the following terms and conditions:

            (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Board or the Committee, as the case may be, at the time of grant but as to Incentive Stock Options shall be not less than 100% (110% in the case of an Incentive Stock Option granted to an optionee ("10% Shareholder") who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent, if any, or any of its Subsidiaries) of the Fair Market Value of the Stock at the time of grant. The exercise price for Non-Qualified Stock Options shall be determined by the Board or the Committee, as the case may be, at the time of grant.

            (ii) OPTION TERM. The term of each Stock Option shall be fixed by the Board or the Committee, as the case may be, but no Option shall be exercisable more than ten years (five years, in the case of an Incentive Stock Option granted to a 10% Shareholder) after the date on which the Option is granted.

            (iii) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board or the Committee, as the case may be, at the time of grant. If the Board or the Committee, as the case may be, provides that any Stock Option is exercisable only in installments, the Board or the Committee, as the case may be, may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Board or the Committee, as the case may be, shall determine.

            (iv) METHOD OF EXERCISE. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash. Notwithstanding the foregoing, if provided in the Stock Option agreement referred to in Section 5(b)(xii) below or otherwise permitted by the Board or the Committee, as the case may be, payment of the purchase price may be made (A) in whole shares of Stock which are already owned by the holder of the Option or (B) partly in cash and partly in such Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Stock (which shall be valued at the Fair Market Value of a share of Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. In addition to the foregoing, if provided in the Stock Option Agreement referred to in Section 5(b)(xii) below or otherwise permitted by the Board or the Committee, as the case may be, payment of the exercise price may be made by delivery to the Company by the optionee of an executed exercise form, together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares covered by the option and deliver the sale or margin loan proceeds directly to the Company. Except as otherwise expressly provided in the Plan or in the Stock Option agreement referred to in Section 5(b)(xii) below, no Option which is granted to a person who is at the time of grant an employee of the Company or of a Subsidiary or Parent of the Company may be exercised at any time unless the holder thereof is then an employee of the Company or of a Parent or a Subsidiary. The holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to the Option until the optionee has given written notice of exercise, has paid in full for those shares of Stock and, if requested by the Board or Committee, as the case may be, has given the representation described in Section 11(a) below.

            (v) TRANSFERABILITY; EXERCISABILITY. No Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, except as may be otherwise provided with respect to a Non-Qualified Option pursuant to the specific provisions of the Stock Option agreement pursuant to which it shall have been issued as referred to in Section 5(b)(xii) below. Except as otherwise provided in the Stock Option agreement relating to a Non-Qualified Stock Option, all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or his or her guardian or legal representative.

            (vi) TERMINATION BY REASON OF DEATH. Subject to Section 5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Board or Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

            (vii) TERMINATION BY REASON OF DISABILITY. Subject to Section
                  5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, for a period of one year (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one year period (or such other period as the Board or the Committee, as the case may be, shall specify at or after the time of grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

            (viii) TERMINATION BY REASON OF RETIREMENT. Subject to Section
                  5(b)(x) below, if an optionee's employment by the Company or any Parent or Subsidiary terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Board or the Committee, as the case may be, may determine at or after the time of grant, in the case of a Non-Qualified Stock Option, for a period of one year, or, in the case of an Incentive Stock Option, for a period of three months (or such other period as the Board or the Committee, as the case may be, may specify at or after the time of grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such one year period (or such other period as the Board or the Committee, as the case may be, shall specify at or after the date of grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an optionee's employment with the Company or any Parent or Subsidiary terminates by reason of Early Retirement, the Stock Option shall thereupon terminate; provided, however, that if the Board or the Committee, as the case may be, so approves at the time of Early Retirement, any Stock Option held by the optionee may thereafter be exercised by the optionee as provided above in connection with termination of employment by reason of Normal Retirement.

            (ix) OTHER TERMINATION. Subject to the provisions of Section 12(g) below and unless otherwise determined by the Committee at or after the time of grant, if an optionee's employment by the Company or any Parent or Subsidiary terminates for any reason other than death, Disability or Retirement, the Stock Option shall thereupon automatically terminate, except that if the optionee is involuntarily terminated by the Company or any Parent or a Subsidiary without Cause (as hereinafter defined), such Stock Option may be exercised for a period of three months (or such other period as the Board or the Committee, as the case may be, shall specify at or after the time of grant) from the date of such termination or until the expiration of the stated terms of such Stock Option, whichever period is the shorter. For purposes of the Plan, "Cause" shall mean (A) the conviction of the optionee of a felony under Federal law or the law of the state in which such action occurred, (B) dishonesty by the optionee in the course of fulfilling his or her employment duties, or (C) the failure on the part of the optionee to perform his or her employment duties in any material respect. In addition, with respect to an option granted to an employee of the Company, a Parent or a Subsidiary, for purposes of the Plan, "Cause" shall also include any definition of "Cause" contained in any employment agreement between the optionee and the Company, Parent or Subsidiary, as the case may be.

            (x) ADDITIONAL INCENTIVE STOCK OPTION LIMITATION. In the case of an Incentive Stock Option, the aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all such plans of optionee's employer corporation and its Parent and Subsidiaries) shall not exceed $100,000.

            (xi) ALTERNATIVE SETTLEMENT OF OPTION. Upon the receipt of written notice of exercise and if provided for with respect to a Stock Option pursuant to the specific provisions of the Stock Option agreement pursuant to which it was issued and referred to in
                  Section 5(b)(xii) below (unless otherwise provided with respect to a Stock Option pursuant to the specific provisions of the Stock Option agreement pursuant to which it was issued and referred to in Section 5(b)(xii) below), the Board or the Committee, as the case may be, may elect to settle all or part of any Stock Option by paying to the optionee an amount, in cash or Stock (valued at Fair Market Value on the date of exercise), equal to the product of the excess of the Fair Market Value of one share of Stock, on the date of exercise over the Option exercise price, multiplied by the number of shares of Stock with respect to which the optionee proposes to exercise the Option. Any such settlements which relate to Options which are held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with any "window period" provisions of Rule 16b-3, to the extent applicable, and with such other conditions as the Board or Committee, as the case may be, may impose.

            (xii) STOCK OPTION AGREEMENT. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.

SECTION 6. RESTRICTED STOCK.

      (a) GRANT AND EXERCISE. Shares of Restricted Stock may be issued either alone or in addition to or in tandem with other awards granted under the Plan. The Board or the Committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. The Board or the Committee, as the case may be, may condition the grant of Restricted Stock upon the attainment of such factors as the Board or the Committee, as the case may be, may determine.

      (b) TERMS AND CONDITIONS. Each Restricted Stock award shall be subject to the following terms and conditions:

            (i) Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights related thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Restricted Stock agreement referred to in Section 6(b)(iv) below. Such certificates shall be deposited by the holder with the Company, together with stock powers or other instruments of assignment, endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Restricted Stock agreement.

            (ii) Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes, and the issuance thereof shall be made for at least the minimum consideration (if any) necessary to permit the shares of Restricted Stock to be deemed to be fully paid and nonassessable. The holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock, with the exceptions that (A) the holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (C) other than regular cash dividends and other cash equivalent distributions as the Board may designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (D) the holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock or any Retained Distributions during the Restriction Period; and (E) a breach of any of the restrictions, terms or conditions contained in the Plan or the Restricted Stock agreement referred to in Section 6(b)(iv) below, or otherwise established by the Board or Committee, as the case may be, with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

            (iii) Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) all or part of such Restricted Stock shall become vested in accordance with the terms of the Restricted Stock agreement referred to in Section 6(b)(iv) below, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

            (iv) Each Restricted Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.

SECTION 7. DEFERRED STOCK.

      (a) GRANT AND EXERCISE. Deferred Stock may be awarded either alone or in addition to or in tandem with other awards granted under the Plan. The Board or the Committee, as the case may be, shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Deferred Stock will be deferred, and all the other terms and conditions of the awards. The Board or the Committee, as the case may be, may condition the grant of the Deferred Stock upon the attainment of such factors or criteria as the Board or the Committee, as the case may be, shall determine.

      (b) TERMS AND CONDITIONS. Each Deferred Stock award shall be subject to the following terms and conditions:

            (i) Subject to the provisions of the Plan and Deferred Stock agreement referred to in Section 7(b)(vi) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period, share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

            (ii) As determined by the Board or the Committee, as the case may be, at the time of award, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award may be paid to the participant currently or deferred and deemed to be reinvested in additional Deferred Stock.

            (iii) Subject to the provisions of the Deferred Stock agreement referred to in Section 7(b)(vi) below and this Section 7 and
                  Section 12(g) below, upon termination of a participant's employment with the Company or any Parent or Subsidiary for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest or be forfeited in accordance with the terms and conditions established by the Board or the Committee, as the case may be, at the time of grant.

            (iv) The Board or the Committee, as the case may be, may, after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of a Deferred Stock award.

            (v) In the event of hardship or other special circumstances of a participant whose employment with the Company or any Parent or Subsidiary is involuntarily terminated (other than for Cause), the Board or the Committee, as the case may be, may waive in whole or in part any or all of the remaining deferral limitations imposed hereunder or pursuant to the Deferred Stock agreement referred to in Section 7(b)(vi) below with respect to any or all of the participant's Deferred Stock.

            (vi) Each Deferred Stock award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and the participant.

SECTION 8. OTHER STOCK-BASED AWARDS.

      (a) GRANT AND EXERCISE. Other Stock-Based Awards, which may include performance shares and shares valued by reference to the performance of the Company or any Parent or Subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, Restricted Stock or Deferred Stock. The Board or the Committee, as the case may be, shall determine the eligible persons to whom, and the time or times at which, such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards. The Board or the Committee, as the case may be, may also provide for the grant of Stock under such awards upon the completion of a specified performance period.

      (b) TERMS AND CONDITIONS. Each Other Stock-Based Award shall be subject to the following terms and conditions:

            (i) Shares of Stock subject to an Other Stock-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction or period of deferral lapses.

            (ii) The recipient of an Other Stock-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined by the Board or the Committee, as the case may be, at the time of the award. The Board or the Committee, as the case may be, may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock.

            (iii) Any Other Stock-Based Award and any Stock covered by any Other
                  Stock-Based Award shall vest or be forfeited to the extent so provided in the award agreement referred to in Section 8(b)(v) below, as determined by the Board or the Committee, as the case may be.

            (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Board or the Committee, as the case may be, may waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Other Stock-Based Award.

            (v) Each Other Stock-Based Award shall be confirmed by, and shall be subject to the terms of, an agreement executed by the Company and by the participant.

SECTION 9. CHANGE OF CONTROL PROVISIONS.

      (a) A "Change of Control" shall be deemed to have occurred on the day after:

            (i) any individual, corporation or other entity or group (as defined in Section 13(d)(3) of the Exchange Act), other than Norton Herrick and his family members and their affiliates, becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 50% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

            (ii) the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or

            (iii) the shareholders of the Company approve (A) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the shareholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company;

                  provided, however, that a "Change of Control" shall not be deemed to have taken place if beneficial ownership is acquired
                  (I) directly from the Company, other than an acquisition by virtue of the exercise or conversion of another security unless the security so converted or exercised was itself acquired directly from the Company, or (II) by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company; or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

      (b) Unless otherwise provided in the Stock Option agreement, or agreement relating to a Restricted Stock award, Deferred Stock award or Other Stock Based Award, in the event of a Change of Control of the Company, the Board may provide on a case by case basis that some or all outstanding awards granted under this Plan become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan. In the event of a Change of Control, of the Company the Board may provide on a case by case basis, that Stock Options shall terminate upon such Change of Control, provided, however, that the optionee shall have the right, immediately prior to the occurrence of such Change of Control and during such reasonable period as the Board shall determine and designate, to exercise any vested options in whole or in part.

      (c) Unless otherwise provided in a Stock Option agreement or agreement relating to a Restricted Stock award, Deferred Stock award or Other Stock-Based Award, in the event of a Change in Control of a Parent or Subsidiary or Reorganization of a Parent or Subsidiary, or in the event that a Parent or Subsidiary ceases to be a "parent" or "subsidiary" as such terms are defined in Section 424 of the Code, the Board may, (i) provide on a case by case basis that some or all outstanding awards held by an optionee or a participant employed by or performing service for such Parent or Subsidiary may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan and/or (ii) treat the employment or other services of an optionee or participant employed by such Parent or Subsidiary as terminated (and such optionee shall have the right to exercise his or her Stock Options in accordance with Section 5(b) of this Plan) if such optionee or grantee is not employed by the Company or any Parent or Subsidiary immediately after such event.

SECTION 10. AMENDMENTS AND TERMINATION.

      The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the holders of the outstanding shares of Stock if the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 or any other applicable law, rule or regulation. The Board or the Committee, as the case may be, may amend the terms of any Stock Option or other award theretofore granted under the Plan; provided, however, that subject to Sections 3 above and 12(m) below, no such amendment may be made by the Board or the Committee, as the case may be, which in any material respect impairs the rights of the optionee or participant without the optionee's or participant's consent, except for such amendments which are made to cause the Plan to qualify for the exemption provided by Rule 16b-3.

SECTION 11. UNFUNDED STATUS OF PLAN.

      The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a creditor of the Company.

SECTION 12. GENERAL PROVISIONS.

      (a) The Board or the Committee, as the case may be, may require each person acquiring shares of Stock pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares for investment without a view to distribution thereof.

            All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board or the Committee, as the case may be, may deem to be advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law, and the Board or the Committee, as the case may be, may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (b) Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

      (c) NOTHING CONTAINED IN THE PLAN OR IN ANY AWARD HEREUNDER SHALL BE DEEMED TO CONFER UPON ANY EMPLOYEE OF THE COMPANY OR ANY PARENT OR SUBSIDIARY ANY RIGHT TO CONTINUED EMPLOYMENT WITH THE COMPANY OR ANY PARENT OR SUBSIDIARY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY PARENT OR SUBSIDIARY TO TERMINATE THE EMPLOYMENT OF ANY OF ITS EMPLOYEES AT ANY TIME.

      (d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any Option or other award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Board or the Committee, as the case may be, regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Board or the Committee, as the case may be, tax withholding or payment obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirements, based on the then Fair Market Value of such Stock. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements, and the Company or the participant's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant from the Company or any Parent or Subsidiary. For purposes of this Section 12(d), the term "Subsidiary" (in the case of an Incentive Stock Option) shall include any entity referred to in Section 1(y) above.

      (e) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida (without regard to choice of law provisions).

      (f) Any Stock Option granted or other award made under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Parent or Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under the Plan).

      (g) A leave of absence, unless otherwise determined by the Board or Committee, as the case may be, prior to the commencement thereof, shall not be considered a termination of employment. Any Stock Option granted or awards made under the Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Parent or Subsidiary.

      (h) Except as otherwise expressly provided in the Plan or in any Stock Option agreement, Restricted Stock agreement, Deferred Stock agreement or any Other Stock-Based Award agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be subject to the debts, contracts or liabilities of the person entitled to such benefit.

      (i) The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act, and (B) the rules and regulations of any securities exchange or association on which the Stock may be listed or traded.

      (j) If any of the terms or provisions of the Plan conflicts with the requirements of Rule 16b-3 as in effect from time to time, or with the requirements of any other applicable law, rule or regulation, and with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and with respect to Incentive Stock Options, Section 422 of the Code. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under
            Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

      (k) The Board or the Committee, as the case may be, may terminate any Stock Option or other award made under the Plan if a written agreement relating thereto is not executed and returned to the Company within 30 days after such agreement has been delivered to the optionee or participant for his or her execution.

      (l) The grant of awards pursuant to the Plan shall not in any way affect the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

      (m) Notwithstanding any other provision of the Plan if the Committee determines at the time a Restricted Stock award, Deferred Stock award or other Stock-Based award is granted to a participant who is then an officer that such participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such award, a "covered employee" within the meaning of Section 162(m)(3) of the Code ("Covered Employee") then the Committee may provide that this Section 12(m) is applicable to such award.

            (i) If an award is subject to this Section 12(m), then the lapsing of restrictions thereon and the distribution of cash, Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the affiliate or division of the Company for or within which the participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

            (ii) Notwithstanding any provision of the Plan other than Section 9 above, with respect to any award that is subject to this
                  Section 12(m), the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant, or under such other conditions where such waiver will not jeopardize the treatment of other awards under this Section 12(m) as "performance-based compensation" under Section 162(m) of the Code.

            (iii) The Committee shall have the power to impose such other restrictions on awards subject to this Section 12(m) as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 13. EFFECTIVE DATE OF PLAN.

      The Plan shall be adopted and effective as of the date of the approval and adoption thereof at a meeting of the shareholders of the Company.

SECTION 14. TERM OF PLAN.

      No Stock Option, Restricted Stock Award, Deferred Stock award or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but awards granted prior to such tenth anniversary may extend beyond that date.

                                 MEDIABAY, INC.
                         2 RIDGEDALE AVENUE - SUITE 300
                         CEDAR KNOLLS, NEW JERSEY 07297

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                          WEDNESDAY, DECEMBER 15, 2004
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints JOHN F. LEVY and JEFFREY DITTUS and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of MediaBay, Inc. (the "Company") on Wednesday, December 15, 2004, at the Company's offices located at 2 Ridgedale Avenue - Suite 300, Cedar Knolls, New Jersey 07927 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.    ELECTION OF CLASS I DIRECTORS:

      |_| FOR all nominees listed below          |_|  WITHHOLD AUTHORITY
          (except as marked to the                    to vote for all
          contrary below).                            nominees listed below.

               JOSEPH R. ROSETTI, PAUL EHRLICH AND STEPHEN YARVIS

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE BELOW.)
--------------------------------------------------------------------------------
                                    (Continued and to be signed on reverse side)

2.    Proposal to adopt the Company's 2004 Stock Incentive Plan.

            |_|      FOR      |_|      AGAINST      |_|      ABSTAIN

3. Proposal to amend the Company's Articles of Incorporation to change the Company's name to "Soundbytes Media Corporation."

            |_|      FOR      |_|      AGAINST      |_|      ABSTAIN

4. Proposal to amend the Company's Articles of Incorporation to effect a reverse split of the Company's issued and outstanding shares of Common Stock.

            |_|      FOR      |_|      AGAINST      |_|      ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.

DATED: ________________________________, 2004

                                              Please sign exactly as name
                                              appears hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by President or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

                                              ----------------------------------
                                                         Signature

                                              ----------------------------------
                                                 Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE